$23,000,000.00
                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT
                                      AMONG
                         JOINT VENTURE OPERATIONS, INC.
                 (FORMERLY KNOWN AS PROLER INTERNATIONAL CORP.)
                                       AND
                           PROLER INTERNATIONAL CORP.,
                                  AS BORROWERS
                                       AND
                         JOINT VENTURE OPERATIONS, INC.,
                       PROLERIDE TRANSPORT SYSTEMS, INC.,
                      PROLER ENVIRONMENTAL SERVICES, INC.,
                           PROLER INTERNATIONAL CORP.,
                            PROLER INDUSTRIES, INC.,
                               PROLER STEEL, INC.,
                          PROLER POWER MARKETING, INC.,
                             PROLER PROPERTIES, INC.
                             PROLER RECYCLING, INC.,
                                  AS GUARANTORS
                                       AND
                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                     DATED EFFECTIVE AS OF FEBRUARY 28, 1996

                                TABLE OF CONTENTS
PRELIMINARY STATEMENT.............................................................................................1
ARTICLE I  -  DEFINITIONS, ACCOUNTING TERMS AND MISCELLANEOUS.....................................................2
         Section 1.01.   Certain Defined Terms....................................................................2
         Section 1.02.   Accounting Terms........................................................................16
         Section 1.03.   Types of Advances.......................................................................16
ARTICLE II  -  COMMITMENT AND TERMS OF CREDIT....................................................................16
         Section 2.01.   The Commitment..........................................................................16
         Section 2.02.   The Notes...............................................................................17
         Section 2.03.   Making the Advances.....................................................................18
         Section 2.04.   Conversions and Continuances............................................................18
         Section 2.05.   Interest Rate and Interest Payment Dates................................................18
         Section 2.06.   Interest Periods........................................................................20
         Section 2.07.   Interest Rate Not Ascertainable.........................................................21
         Section 2.08.   Principal Payments of Advances..........................................................21
         Section 2.09.   Computations; Payments on Non-Business Days.............................................21
         Section 2.10.   Set-Off, Counterclaims and Taxes........................................................21
         Section 2.11.   Borrowers Unconditionally Liable........................................................22
         Section 2.12.   Change in Legality......................................................................22
         Section 2.13.   Reserve Requirements; Change in Circumstances...........................................23
         Section 2.14.   Eurodollar  Advance Prepayment and Default Penalties....................................24
         Section 2.15.   Use of Proceeds of Advances.............................................................25
         Section 2.16.   Voluntary Prepayments.  ................................................................25
         Section 2.17.   Mandatory Prepayments...................................................................25
         Section 2.18.   Reduction of the Commitment.............................................................26
         Section 2.19.   Fees....................................................................................26
         Section 2.20.   Ratification............................................................................26
ARTICLE III  -  GUARANTY.........................................................................................26
         Section 3.01.   Guaranty................................................................................26
         Section 3.02.   Continuing Guaranty.....................................................................27
         Section 3.03.   Effect of Debtor Relief Laws............................................................28
         Section 3.04.   Waiver of Subrogation...................................................................29
         Section 3.05.   Subordination...........................................................................29
         Section 3.06.   Waiver..................................................................................29
         Section 3.07.   Full Force and Effect...................................................................30

                                       -i-

ARTICLE IV  -  CONDITIONS PRECEDENT..............................................................................30
         Section 4.01.   Conditions Precedent to the Initial Advance.............................................30
         Section 4.02.   Conditions Precedent to All Advances....................................................32
ARTICLE V  -  REPRESENTATIONS AND WARRANTIES.....................................................................33
         Section 5.01.   Organization............................................................................33
         Section 5.02.   Authority...............................................................................33
         Section 5.03.   No Conflict.............................................................................34
         Section 5.04.   Consents................................................................................34
         Section 5.05.   Financial Condition; No Material Adverse Change.........................................34
         Section 5.06.   Litigation; Material Adverse Effect.....................................................35
         Section 5.07.   Indebtedness............................................................................35
         Section 5.08.   No Margin Stock.........................................................................35
         Section 5.09.   Accuracy and Completeness of Information................................................35
         Section 5.10.   ERISA...................................................................................36
         Section 5.11.   Government Regulation...................................................................36
         Section 5.12.   Property................................................................................36
         Section 5.13.   Payment of Taxes........................................................................36
         Section 5.14.   Insurance...............................................................................37
         Section 5.15.   Subsidiaries; Joint Ventures............................................................37
         Section 5.16.   Patents.................................................................................37
         Section 5.17.   Compliance with Statutes................................................................37
         Section 5.18.   Labor Relations; Collective Bargaining Agreements.......................................38
         Section 5.19.   Liabilities.............................................................................39
         Section 5.20.   Solvency................................................................................39
ARTICLE VI  -  AFFIRMATIVE COVENANTS.............................................................................39
         Section 6.01.   Reporting Requirements..................................................................39
         Section 6.02.   Existence...............................................................................42
         Section 6.03.   Maintenance of Properties; Insurance....................................................42
         Section 6.04.   Notice of Litigation....................................................................42
         Section 6.05.   Taxes; Claims...........................................................................43
         Section 6.06.   Notice of Default.......................................................................43
         Section 6.07.   Inspections.............................................................................43
         Section 6.08.   Compliance with Laws; Notices...........................................................44
         Section 6.09.   Books and Records; Accounting Systems and Principles....................................44
         Section 6.10.   Ownership of Credit Parties.............................................................45
         Section 6.11.   Further Assurances......................................................................45
         Section 6.12.   Performance of Loan Documents...........................................................45
         Section 6.13.   Activities of Joint Venture.............................................................45
         Section 6.14.   Dividends...............................................................................45

                                      -ii-

ARTICLE VII  -  NEGATIVE COVENANTS...............................................................................45
         Section 7.01.   Liens...................................................................................45
         Section 7.02.   Indebtedness............................................................................47
         Section 7.03.   Financial Covenants.....................................................................48
         Section 7.04.   Consolidation, Mergers and Acquisitions; Fundamental Changes............................48
         Section 7.05.   Transactions with Affiliates............................................................49
         Section 7.06.   Use of Proceeds.........................................................................49
         Section 7.07.   Compliance with ERISA...................................................................50
         Section 7.08.   Limitation on Negative Pledge Clauses...................................................50
         Section 7.09.   Investments.............................................................................50
         Section 7.10.   Sale and Leaseback......................................................................51
         Section 7.11.   Capital Expenditures....................................................................51
         Section 7.12.   Limitation on Restrictions Affecting Subsidiaries.......................................51
         Section 7.13.   Restricted Payments.....................................................................52
         Section 7.14.   Other Business..........................................................................52
         Section 7.15.   Joint Venture Agreements................................................................52
         Section 7.16.   No Transfers to Affiliates..............................................................52
ARTICLE VIII  -  DEFAULT AND REMEDIES............................................................................52
         Section 8.01.   Events of Default.......................................................................52
         Section 8.02.   Set-Off in Event of Default.............................................................55
ARTICLE IX  -  MISCELLANEOUS.....................................................................................55
         Section 9.01.   Amendments..............................................................................55
         Section 9.02.   Notices.................................................................................55
         Section 9.03.   Costs, Expenses and Taxes...............................................................57
         Section 9.04.   Binding Effect; Successors and Assigns..................................................57
         Section 9.05.   Independence of Covenants...............................................................57
         Section 9.06.   Survival of Representations and Warranties..............................................57
         Section 9.07.   Separability............................................................................57
         Section 9.08.   No Waiver; Remedies.....................................................................58
         Section 9.09.   Counterparts............................................................................58
         Section 9.10.   Governing Law...........................................................................58
         Section 9.11.   Limitation on Interest..................................................................58
         Section 9.12.   Indemnification.........................................................................59
         Section 9.13.   Notice and Defense of Claims............................................................61
         Section 9.14.   Limitation by Law.......................................................................63
         Section 9.15.   Interpretation..........................................................................63
         Section 9.16.   Waiver of Texas Deceptive Trade Practices Act...........................................64
         Section 9.17.   Releases................................................................................64
         Section 9.18.   Final Agreement of the Parties..........................................................65

                                      -iii-

EXHIBITS AND SCHEDULES:
         Exhibit 1.01-A             Borrowing Base Certificate
         Exhibit 1.01-C             Form of Consent of Joint Venture
         Exhibit 2.02-A             Promissory Note - Operations
         Exhibit 2.02-B             Promissory Note - International
         Exhibit 2.03               Borrowing Request
         Exhibit 5.06               Litigation
         Exhibit 5.07               Indebtedness
         Exhibit 5.15               Corporations and Joint Ventures
         Exhibit 5.18               Collective Bargaining Agreements
         Exhibit 7.01(b)            Liens
         Exhibit 7.09               Investments
                                      -iv-
                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT
                  This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT") dated effective as of February 28, 1996, is entered into by and among JOINT VENTURE OPERATIONS, INC., a Delaware corporation (formerly known as Proler International Corp.) ("OPERATIONS") and PROLER INTERNATIONAL CORP., a Delaware corporation ("INTERNATIONAL", each individually, a "BORROWER" and collectively, the "BORROWERS"), PROLERIDE TRANSPORT SYSTEMS, INC., PROLER ENVIRONMENTAL SERVICES, INC., PROLER INDUSTRIES, INC., PROLER STEEL, INC., PROLER POWER MARKETING, INC., and PROLER RECYCLING, INC., each a Delaware corporation, and PROLER PROPERTIES, INC., a Texas corporation (collectively, together with each of Operations and International acting in its capacity as a guarantor hereunder, the "GUARANTORS" and together with the Borrowers collectively, the "CREDIT PARTIES"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "BANK").

                              PRELIMINARY STATEMENT
                  Joint Venture Operations, Inc., then known as Proler International Corp., as the borrower, and certain of its subsidiaries, as guarantors, entered into that certain Third Amended and Restated Credit Agreement dated effective as of December 11, 1995 (as same may have been amended or modified from time to time, the "1995 AGREEMENT") whereby the Bank agreed to make available to the borrower a line of credit for general working capital purposes up to $23,000,000.00.

                  Subsequent to the execution of the 1995 Agreement, the entity that executed said document as Proler International Corp., effective as of this date, has been the surviving party to a merger and has changed its name to Joint Venture Operations, Inc., a Delaware corporation. In addition, a new entity, Proler International Corp., a Delaware corporation, has been formed. The new entity, Proler International Corp., owns all of the issued and outstanding shares of two newly formed corporations, Proler Steel, Inc., a Delaware corporation, and Proler Industries, Inc., a Delaware corporation. Proler Steel, Inc. owns all of the issued and outstanding shares of Joint Venture Operations, Inc., a Borrower under this Agreement. Joint Venture Operations, Inc. owns all of the issued and outstanding shares of Proleride Transport Systems, Inc., a Delaware corporation and a Guarantor hereunder. Proler Industries, Inc. owns all of the issued and outstanding shares of all of the remaining Guarantors (except Proler International Corp. and Joint Venture Operations, Inc.).

                  Requirements of the borrower under the 1995 Agreement were, among others: (i) the pledge of all of the shares of certain subsidiaries owned by the borrower thereunder as collateral for the obligations thereunder and (ii) that various of the substantial subsidiaries of the borrower thereunder execute said agreement as guarantors. Because of the reorganization of the borrower under said agreement, such obligations will no longer be fulfilled.

                  Therefore, the parties wish to amend and restate the 1995 Agreement in its entirety to carry out the intent of said document following the corporate restructuring of the borrower thereunder. Proler International Corp. and Joint Venture Operations, Inc. have both indicated that each wishes to be a Borrower hereunder on the terms set forth herein. In consideration of the foregoing and the mutual covenants and premises herein contained, Proler International Corp. and Joint Venture Operations, Inc. (each individually as a Borrower and also as a Guarantor), the Guarantors and the Bank do hereby agree as follows:

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Borrowers, the Guarantors and the Bank hereby agree as follows:

                                    ARTICLE I
                 DEFINITIONS, ACCOUNTING TERMS AND MISCELLANEOUS

                  Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ADVANCES" is defined in SECTION 2.01(a).

                  "AFFILIATE" means, when used with respect to any Person, any other Person which controls or is controlled by or is under common control with such Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or partnership or ownership interests or otherwise).

                  "AGREEMENT" is defined in the introduction to this Agreement as same may from time to time be amended, supplemented, modified or restated.

                  "AMENDED AND RESTATED PLEDGE AGREEMENT" means that certain Amended and Restated Pledge Agreement (Fourth Amended and Restated Credit Agreement) of even date herewith executed by the Credit Parties therein named, pledging and granting to the Bank a lien and security interest in and to the shares in certain subsidiaries of said Credit Parties as therein described.

                  "AMENDED AND RESTATED SECURITY AGREEMENT" means that certain Amended and Restated Security Agreement (Fourth Amended and Restated Credit Agreement) of even date herewith executed by each of the Credit Parties in favor of the Bank granting to the Bank a lien and security interest in and to substantially all of the assets of each of the Credit Parties as therein described.

                  "APPRAISAL" means, collectively, an appraisal of each of the Mortgaged Properties in form and substance satisfactory to the Bank.

                  "ASSURANCE" means, as to any Person, all obligations, contingent or otherwise, of such Person guaranteeing or in effect guaranteeing in any manner, whether directly or indirectly, any Indebtedness of any other Person (the "primary obligor") including, without limitation, obligations of such Person, direct or indirect,
          (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor,
          (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof; PROVIDED that such obligations are entered into by such Person directly with the primary obligee or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect such owner against loss in respect thereof; PROVIDED that the term Assurance shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "AUTHORIZED OFFICER" means the Chief Executive Officer, Chief Financial Officer, Controller, Chief Operating Officer or Treasurer of the respective Credit Party or such other officer approved by the Bank for the task indicated.

                  "BANK" is defined in the introduction to this Agreement.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States.

                  "BOARD OF DIRECTORS" means, as to any Credit Party, the Board of Directors of such Credit Party.

                  "BORROWER" is defined in the introduction to this Agreement.

                  "BORROWING BASE" means, at any date of determination for Advances, an amount equal to the sum of (a) 50% of the Market Value of all Eligible Proler Inventory or Eligible Joint Venture Inventory consisting of Processed Scrap, PLUS (b) $25.00 per Gross Ton of all other Eligible Proler Inventory or Eligible Joint Venture Inventory, PLUS (c) 50% of the Eligible Joint Venture Receivables, PLUS (d) 80% of the Eligible Proler Receivables; PROVIDED, that the Borrowing Base calculation shall be reduced by an additional 33% in respect of any assets of any Joint Venture which becomes a Joint Venture in accordance with the definition thereof after the Effective Date and the Joint Venture Agreement with respect to which requires the consent of the venture partner for the collateral assignment of the right to receive distributions from the Joint Venture, unless and until a fully executed original of a consent by the venture partner of the relevant Joint Venture substantially in the form of EXHIBIT 1.01(c) hereto is delivered to the Bank (the "CONSENT") and an appropriate amendment to this Agreement, the Security Agreement, the UCC-1 financing statements and such other documents as the Bank may reasonably request, granting to the Bank a lien and security interest, consistent with the relevant Consent, in the right to distributions of cash and profits by said Joint Venture of the appropriate Credit Party is delivered to the Bank.

                  "BORROWING BASE CERTIFICATE" means a certificate in the form of EXHIBIT 1.01-A hereto, duly completed and executed by an Authorized Officer and accompanied by an accounts receivable aging schedule and a description by type and amount of the inventory included in the Borrowing Base, in each case in form and substance satisfactory to the Bank.

                  "BORROWING BASE DEFICIENCY" means, at any time, with respect to Advances, the amount, if any, by which (a) the aggregate principal amount of all Advances then outstanding exceeds (b) the Borrowing Base for Advances.

                  "BORROWING DATE" means, when used with respect to any Advance, the date upon which the proceeds of such Advance are made available to International.

                  "BORROWING REQUEST" is defined in SECTION 2.03.

                  "BUSINESS DAY" means a day of the year on which national banking associations are not authorized or required to close in Houston, Texas.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) in respect of which such Person's obligations as lessee under such lease or rental agreement constitute obligations which shall have been or should be, in accordance with GAAP, capitalized on the balance sheet of such Person.

                  "CLAIM" is defined in SECTION 9.17.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "COMMITMENT" means (a) $23,000,000 from and including the Effective Date to and including February 28, 1996, (b) $20,000,000 from and including March 1, 1996 to and including March 31, 1996, (c) $17,500,000.00 from and including April 1, 1996 to and including April 30, 1996 and (d) $15,000,000 from and including May 1, 1996 to the Termination Date.

                  "COMMITMENT FEE" is defined in SECTION 2.19.

                  "COMMONLY CONTROLLED ENTITY" means, with respect to any Person, any Person which is a member of a controlled group of corporations and trades or businesses (whether or not incorporated) (as such term is used in ss. 414(b) or ss. 414(c) of the Code) of which such Person is also a member.

                  "COMMUNICATIONS" is defined in SECTION 9.02.

                  "CONSENT" is defined in the definition of Borrowing Base.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by International and its Subsidiaries during such period that are required to be included in property, plant or equipment reflected in the consolidated balance sheet of International and its Subsidiaries.

                  "CONSOLIDATED CURRENT ASSETS" means, at any time, the current assets of International and its Subsidiaries determined on a consolidated basis.

                  "CONSOLIDATED CURRENT LIABILITIES" means, at any time, the current liabilities of International and its Subsidiaries determined on a consolidated basis.

                  "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of International and its Subsidiaries for such period taken as a single accounting period computed in accordance with GAAP.

                  "CONSOLIDATED NET WORTH" means, at any date of determination thereof, the consolidated net worth of International and its Subsidiaries on the Effective Date computed in accordance with GAAP plus cumulative Consolidated Net Income for the period (taken as one accounting period) from the Effective Date to such date.

                  "CREDIT PARTIES" is defined in the introduction to this Agreement.

                  "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States and all other applicable state or federal dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

                  "DEEDS OF TRUST" means those certain Deeds of Trust covering the Mortgaged Properties executed by the appropriate Credit Parties dated as of August 31, 1992 as amended and modified from time to time.

                  "DEED OF TRUST MODIFICATION AGREEMENT" means that certain Deed of Trust Modification and Extension Agreement (Fourth Amended and Restated Credit Agreement) dated of even date herewith, executed in connection herewith by the appropriate Credit Parties and in form and substance satisfactory to the Bank.

                  "DEFAULT" means an event which with the giving of notice or the lapse of time or both could, unless cured or waived, become an Event of Default.

                  "DEFAULT RATE" is defined in SECTION 2.05(e).

                  "EBITDA" means, for any period, the Consolidated Net Income for such period, before any non-cash asset writedowns or impairment losses not to exceed $10,000,000 in the aggregate during the term hereof, interest income, interest expense, depreciation, amortization and provision for taxes and without giving effect to any extraordinary gains or gains from sales of assets (other than sales of inventory in the ordinary course of business).

                  "EFFECTIVE DATE" means the time and Business Day on which the conditions set forth in ARTICLE IV are satisfied or waived pursuant to
         SECTION 9.01.

                  "ELIGIBLE INVENTORY" means, with respect to any Person at the time any determination thereof is to be made, Inventory of such Person consisting of Processed Scrap or Unprocessed Scrap which meets each of the following criteria at such time:

                  (a)      such Person shall have good title to such Inventory;

                  (b) the Bank shall have been granted a perfected first priority security interest in such Inventory except for Eligible Joint Venture Inventory, it being agreed that the Bank shall not have a security interest therein; and

                  (c) such Inventory shall be within the United States or the Virgin Islands.

                  "ELIGIBLE JOINT VENTURE INVENTORY" means, as to each Joint Venture, the Eligible Inventory of such Joint Venture MULTIPLIED BY the aggregate percentage that all Credit Parties own in the equity or, if different, the right to the profits of such Joint Venture pursuant to the applicable Joint Venture Agreement; PROVIDED, that the total of all items making up a part of the Borrowing Base that consist either of Eligible Joint Venture Inventory or Eligible Joint Venture Receivables shall not exceed, for any Joint Venture, the maximum amount allowed to be distributed to the Bank in any Consent executed in respect of such Joint Venture.

                  "ELIGIBLE JOINT VENTURE RECEIVABLES" means, as to each Joint Venture, the Eligible Receivables of such Joint Venture MULTIPLIED BY the aggregate percentage that all Credit Parties own in the equity or, if different, the right to the profits of such Joint Venture pursuant to the applicable Joint Venture Agreement; PROVIDED, that the total of all items making up a part of the Borrowing Base that consist either of Eligible Joint Venture Inventory or Eligible Joint Venture Receivables shall not exceed, for any Joint Venture, the maximum amount allowed to be distributed to the Bank in any Consent executed in respect of such Joint Venture.

                  "ELIGIBLE PROLER INVENTORY" means all of the Eligible Inventory of International and its Subsidiaries, excluding any Joint Venture.

                  "ELIGIBLE PROLER RECEIVABLES" means all of the Eligible Receivables of International and its Subsidiaries, excluding any Joint Venture.

                  "ELIGIBLE RECEIVABLE" means, with respect to any Person at the time any determination thereof is to be made, a Receivable of such Person which complies with each of the following criteria at such time:

                  (a) which remains unpaid less than 60 days from the date of invoice thereof, it being agreed that funds due from account debtors and collected by Hugo Neu Corporation are not deemed paid until funds are received from Hugo Neu Corporation;

                  (b) which is due from an account debtor whose principal place of business is located within the United States or the Virgin Islands unless (i) such Receivable is backed 100% by a letter of credit issued or confirmed by a bank having a long term debt rating of at least BBB or better by Standard & Poor's Ratings Group or Baa or better by Moody's Investors Services or (ii) such account debtor has previously been approved in a writing (which approval has not been withdrawn) by the Bank as an eligible foreign account debtor for purposes of this Agreement;

                  (c) which is not due from a Subsidiary or an Affiliate of such Person;

                  (d) which is payable in U. S. Dollars;

                  (e) which is not due from an account debtor who is insolvent or is the subject of any proceeding under any Debtor Relief Laws;

                  (f) as to which the Bank has a perfected first priority security interest except for Eligible Joint Venture Receivables, it being agreed that the Bank shall not have a security interest therein; and

                  (g) as to which Receivable the account debtor shall have not asserted a default on the part of such Person or otherwise indicated a dispute or refusal to make payments on such Receivable.

                  "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by International or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "applicable claims"), including (a) any and all applicable claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all applicable claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

                  "ENVIRONMENTAL LAWS" means any and all laws, statutes, rules, ordinances, codes, licenses, permits, regulations, orders, approvals authorizations, judgments, decisions or determinations of any governmental authority pertaining to health or the environment in effect in any and all jurisdictions in which the property of International or any of its Subsidiaries is located, including, the Clean Air Act, 42 U.S.C. ss.ss. 7401-7626, the Comprehensive Environmental, Response, Compensation, and Liability Act, 42 U.S.C. ss.ss. 9601-9675, the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801-1813 the

         Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651-678, the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901-6992, the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f-300j, the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2671, the Superfund Amendment and Reauthorization Act of 1986 and other environmental conservation and environmental protection laws, as any of the same may be amended from time to time.

                  "ENVIRONMENTAL REPORTS" means, collectively, a Phase I environmental audit and report of each of the Mortgaged Properties in form and substance satisfactory to the Bank.

                  "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means the office designated by the Bank from time to time as its Eurodollar Lending Office.

                  "EURODOLLAR RATE" means, with respect to any Eurodollar Rate Advance, the rate (rounded to the nearest 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the entire portion of such Advance and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the Bank by prime banks in whatever Eurodollar interbank market may be selected by the Bank in its sole and absolute discretion at the time of determination and in accordance with the then usual practice in such market at approximately 10:00 a.m. (Houston, Texas time) two Business Days prior to the commencement of such Interest Period.

                  "EURODOLLAR RATE ADVANCE" means any Advance bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "EVENTS OF DEFAULT" is defined in SECTION 8.01

                  "GAAP" means Generally Accepted Accounting Principles, consistently applied.

                  "GOVERNMENT SECURITIES" means readily marketable direct full faith and credit obligations of the United States or obligations unconditionally guaranteed by the full faith and credit of the United States.

                  "GROSS TON" means a unit of weight equal to 2,240 pounds.

                  "GUARANTEED OBLIGATIONS" is defined in SECTION 3.01.

                  "GUARANTORS" is defined in the introduction to this Agreement.

                  "GUARANTY" means the guaranty contained in ARTICLE III.

                  "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain or contained electric fluid containing polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

                  "HIGHEST LAWFUL RATE" means, at any date, the maximum nonusurious interest rate that may under applicable law then be contracted for, charged, received, taken or reserved by the Bank in connection with the Obligations.

                  "INDEBTEDNESS" of any Person means, without duplication: (a) any obligation of such Person for borrowed money, including: (i) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, (ii) any obligation of such Person in respect of letters of credit and (iii) any obligation for borrowed money which is non-recourse to the credit of such Person to the extent that it is secured by any asset of such Person, (b) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (c) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person's business that have been outstanding less than ninety (90) days since the date of the related invoice or, if longer, which are, in good faith, being disputed by the obligor, and for which appropriate reserves have been set aside, (d) the present value at ten percent (10%) per annum of all Capital Leases of such Person, (e) Assurances of such Person, (f) any Indebtedness of another Person to the extent secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person and (g) any Indirect Indebtedness of such Person.

                  "INDEMNIFIED PERSONS" is defined in SECTION 9.12.

                  "INDIRECT INDEBTEDNESS" of a Person means (a) the Indebtedness of a partnership in which such Person is a general partner and (b) the amount of any liability of such Person created by the Indebtedness of a joint venture in which such Person is a joint venturer.

                  "INTEREST PERIOD" has the meaning specified in SECTION 2.06.

                  "INTERNATIONAL NOTE" is defined in SECTION 2.02.

                  "INVENTORY" means, with respect to any Person as of the date of any determination thereof, all "inventory" (as defined in the Uniform Commercial Code in effect in any jurisdiction) in which such Person may now or hereafter have an interest wherever located, and shall also mean and include all goods, merchandise, raw materials and other materials and supplies, work in process, finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto, and other tangible personal property presently existing or hereafter acquired by such Person and held for sale or lease or furnished or to be furnished under contracts for services or used or consumed in the business of such Person.

                  "INVESTMENT" means any investment so classified under GAAP made by stock purchase, capital contribution, loan or advance or by purchase of property or otherwise.

                  "JOINT VENTURE AGREEMENTS" is defined in SECTION 5.15(b).

                  "JOINT VENTURES" means the joint ventures and corporations in existence on the date hereof and set forth on EXHIBIT 5.15 hereof and each other joint venture or other similar business entity in which the Borrower or any of its wholly-owned Subsidiaries becomes a participant from and after the Effective Date, in each case, for so long as any such joint venture, corporation or other business entity shall remain in existence and International or any of its Subsidiaries has an interest therein.

                  "LIEN" means, when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any conditional sale agreement, Capital Lease or other title retention agreement.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents and all other agreements, instruments and documents, including security agreements, notes, warrants, guaranties, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, collateral assignments, letter agreements, contracts, notices, leases, amendments, financing statements, letter of credit applications and reimbursement agreements and all other writings heretofore, now or hereafter executed by or on behalf of any Credit Party, any of their respective Affiliates or any other Person in connection with or relating to this Agreement.

                  "MARGIN" means, in respect of Eurodollar Rate Advances, 2.75%.

                  "MARKET VALUE" means, at the time of determination, the weekly shredded scrap price composite and the weekly steel scrap price composite published in the most recent daily American Metal Market publication available.

                  "MASTER RATIFICATION AGREEMENT" means that one certain Master Ratification, Security and Pledge Agreement-Third Amended and Restated Credit Agreement executed by the Company and the Guarantors in connection with the Third Amended and Restated Credit Agreement dated as of December 11, 1995 granting to, and ratifying certain liens in favor of the Bank as Collateral for the Obligations of said Third Amended and Restated Credit Agreement.

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect upon the business, operations, properties, assets, business prospects or financial condition of the Credit Parties, taken as a whole, or (b) the material impairment of the ability of the Credit Parties, taken as a whole, to perform timely their Obligations under the Loan Documents to which they are a party.

                  "MORTGAGED PROPERTIES" means the real properties described in the Deeds of Trust which are still owned by any of the Credit Parties.

                  "MORTGAGEE POLICIES" is defined in SECTION 4.01(h).

                  "NOTE" and "NOTES" is defined in SECTION 2.02.

                  "NOTICE OF CONVERSION" is defined in SECTION 2.04.

                  "OBLIGATIONS" means all present and future obligations of every kind or nature of any Credit Party at any time and from time to time owed to the Bank under the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or non-contingent, including obligations of performance as well as obligations of payment, and including, to the extent permitted by applicable Debtor Relief Laws, interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against any Credit Party.

                  "OPERATIONS NOTE" is defined in SECTION 2.02.

                  "PATENT SECURITY AGREEMENT" means that certain Patent Security Agreement dated as of August 31, 1992 by and between Proler Environmental Services, Inc. and the Bank.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PERFECTION CERTIFICATE" is defined in the Security Agreement.

                  "PERMITTED INVESTMENTS" means, when used in connection with any Person, the Person's Investments in:

                  (a) Government Securities due within one year of the making of the Investment;

                  (b) readily marketable direct obligations of any state of the United States or any political subdivision of any such state given on the date of such investment a credit rating of at least Aa by Moody's Investors Service or AA by Standard & Poor's Ratings Group, in each case, due within one year from the making of the Investment;

                  (c) certificates of deposit issued by or money market deposits with the Bank or with any other bank or trust company organized under the laws of the United States or any state thereof or Canada and having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements);

                  (d) commercial paper rated at least P-1 or A-1 by Moody's Investors Service or Standard & Poor's Ratings Group, respectively; or

                  (e) mutual funds regularly traded within the United States whose investments are limited to those described in (a) through (d), above.

                  "PERMITTED LIENS" means (a) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgagee Policies in respect thereof and found acceptable by the Bank in its sole discretion, (b) as to any particular Mortgaged Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which are not unusual with respect to property similar in character to such Mortgaged Property and which do not, in the reasonable opinion of the

         Bank, materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the Lien held by the Bank, (c) municipal and zoning ordinances, which are not violated by the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Deeds of Trust),
         (d) general real estate taxes and assessments not yet delinquent, (e) Liens permitted under SECTION 7.01 except for subparagraph (f) thereof and to the extent and only for the period affecting the respective Mortgaged Property or assets and (f) such other items as the Bank may consent to.

                  "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "PLAN" means any employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in
         Section 3(5) of ERISA.

                  "PRIME RATE" means, as of any particular date, the prime rate per annum most recently determined by the Bank as its prime rate of interest per annum and thereafter entered in the minutes of the Bank's loan and discount committee automatically fluctuating upward or downward, as the case may be, on the day of each determination without special notice to the Borrowers or any other Person. The Borrowers acknowledge that the Prime Rate may not be the Bank's best or lowest rate, or favored rate, and any statement, representation or warranty in that regard or to that effect is hereby expressly disclaimed by the Bank.

                  "PRIME RATE ADVANCE" means any Advance bearing interest at the Prime Rate.

                  "PRIOR ADVANCES" means, as of the date of determination, the aggregate principal amount, if any, then outstanding of any "Advances" (as defined in the 1995 Agreement) made to Operations and outstanding under the Operations Note.

                  "PROCESSED SCRAP" means scrap metal which has been prepared, sheared, cleaned and/or separated into its ferrous and non-ferrous components and is available for sale in its present condition.

                  "RECEIVABLE" means, as to any Person as at any date of determination thereof, the unpaid principal portion of the obligation of any customer of such Person to pay to such Person in respect of any services performed by such Person or Inventory purchased from and shipped or caused to be shipped by such Person, net of any credits, rebates or offsets owed to such customer by such Person. For purposes hereof, a credit or rebate paid by check or draft of such Person shall be deemed to be outstanding until such check or draft shall have been debited to the respective account of such Person on which such check or draft was drafted or drawn.

                  "REGULATION D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "REGULATION G" means Regulation G of the Board (respecting margin credit extended by Persons other than banks, brokers and dealers), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "REGULATION U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "REGULATION X" means Regulation X of the Board (respecting the borrowers who obtain margin credit) as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "REPORTABLE EVENT" means any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder.

                  "RESERVE PERCENTAGE" means, for any Interest Period, the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage is so applicable, the daily average for such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserves) for the Bank in respect of liabilities or assets consisting of or including Eurocurrency Liabilities.

                  "RESTRICTED PAYMENT" means, with respect to any Person:

                  (a) the declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, any shares of such Person (other than one payable solely in its shares); or

                  (b) (i) any payment or distribution on account of the purchase, redemption or other retirement of any shares of such Person, or of any warrant, option or other right to acquire such shares, or any other payment or distribution (other than pursuant to a dividend theretofore declared or liability theretofore incurred as specified in subsection (a)), made in respect thereof, either directly or indirectly, or (ii) the purchase, redemption or other retirement of shares of such Person in exchange for, or out of the net cash proceeds received by such Person from a substantially concurrent sale of, other shares of such Person.

                  "SECURITY DOCUMENTS" means the Patent Security Agreement, the Deeds of Trust, the Amended and Restated Security Agreement, the Amended and Restated Pledge Agreement and the Note and Deed of Trust Modification Agreement.

                  "SUBSIDIARY" of any Person means and includes (a) any corporation or limited liability company more than 50% of whose stock is at the time owned by such Person directly or indirectly through its Subsidiaries and (b) any partnership, association or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time, but specifically excluding any Joint Ventures.

                  "TERMINATION DATE" means February 28, 1997 or the earlier termination in whole of the Commitment of the Bank pursuant to SECTION
         2.17 or SECTION 8.01.

                  "UNITED STATES" and "U.S." each means the United States of America.

                  "UNPROCESSED SCRAP" means scrap metal which has been purchased but has not been processed for sale in its present condition.

                  "UNUTILIZED COMMITMENT" means, at any time, an amount equal to the Commitment minus the outstanding Advances.

                  Section 1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in SECTION 5.05. The books and records of International shall be kept, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP.

                  Section 1.03. TYPES OF ADVANCES. Advances hereunder are distinguished by "Type." The Type of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or a Prime Rate Advance.

                                   ARTICLE II
                         COMMITMENT AND TERMS OF CREDIT

                  Section 2.01. THE COMMITMENT. (a) The Bank agrees, on the terms and conditions and relying upon the representations and warranties herein set forth, to honor the Prior Advances now owing by, or issued for the account of, Operations, and to make new advances (such new advances, together with all Prior Advances herein referred to as "ADVANCES") to International under the International Note from time to time on one or more Business Days during the period from the Effective Date up to the Termination Date, which Advances shall, at the option of the relevant Borrower, be made as Prime Rate Advances or Eurodollar Rate Advances. Each Eurodollar Rate Advance shall be in an original principal amount of not less than $1,000,000.00 and an integral multiple of $100,000.00 and each Prime Rate Advance shall be in an original principal amount of not less than $200,000.00 and integral multiples of $100,000.00. Within the limits set forth in SECTION 2.01(B) and subject to the terms and conditions of this Agreement, during the period from the date hereof until the Termination Date, Operations may prepay at any time and from time to time without premium or penalty, International may borrow under this Section and prepay at any time and from time to time without premium or penalty and reborrow under this Section. No new Advances shall be allowed under the Operations Note.

                  (b) Notwithstanding any other term or provision hereof no Advance shall be made if after giving effect to the making of such Advance the aggregate amount of outstanding Advances would exceed the lesser of (A) the Borrowing Base with respect to making Advances and (B) the Commitment.

                  Section 2.02. THE NOTES. All Prior Advances, currently outstanding under the 1995 Agreement shall be evidenced by a Note dated of even date herewith executed by Operations, payable to the order of the Bank in the amount of the outstanding balance of such Prior Advances as of the date hereof, substantially in the form of EXHIBIT 2.02A (the "OPERATIONS NOTE"). All Advances subsequent to the date hereof shall be made to International and evidenced by a Note dated of even date herewith executed by International, payable to the order of the Bank in the amount of $23,000,000.00, substantially in the form of
EXHIBIT 2.02B (the "INTERNATIONAL NOTE"). (Each of said Notes is herein referred to as a Note or the Note and together as the Notes.) The Bank is hereby authorized, but not required, by International to endorse on the schedule (or a continuation thereof) attached to the International Note, to the extent applicable, the date, the amount outstanding and the amount of each Advance and the amount of payment or prepayment of such Advance; PROVIDED, HOWEVER, the failure by the Bank to make any such endorsement shall not affect the obligation of International under such Note or hereunder with respect to such Advances. Notwithstanding anything herein contained, International shall not be liable as a maker for any amounts outstanding as of the Effective Date advanced under any note executed prior to the Effective Date or under the Operations Note or for any other amounts advanced to Operations, including any indebtedness evidenced by the Operations Note, or for any amounts that would constitute interest under applicable law thereon, or any other amounts owing in connection therewith, but shall be liable for any and all such amounts as a Guarantor, and Operations shall not be liable as a maker for any Advances subsequent hereto or under the International Note or for any other amounts advanced to International, including any indebtedness evidenced by the International Note, or for any amounts that would constitute interest under applicable law thereon, or any other amounts owing in connection therewith, but shall be liable for new Advances and the International Note and any and all other such amounts only as a Guarantor.

                  Section 2.03. MAKING THE ADVANCES. Advances subsequent to the Effective Date shall be made under the International Note only, upon the request of an Authorized Officer of International and confirmed immediately in writing by International in substantially the form of EXHIBIT 2.03 hereto (a "BORROWING REQUEST"). No Advances shall be made under the Operations Note, but said Note shall evidence amounts outstanding under the 1995 Agreement as of the Effective Date. Each Borrowing Request shall, in the case of Prime Rate Advances, be given to the Bank not later than 10:00 a.m. (Houston, Texas time), via telecopy or hand delivery on the Borrowing Date for such Advance, and, in the case of Eurodollar Rate Advances, not later than 10:00 a.m. (Houston, Texas time) not later than three (3) days prior to the requested Advance. Each Borrowing Request shall specify (a) the proposed Borrowing Date (which shall be a Business Day),
(b) the amount of the proposed Advance, (c) the Type of Advance, (d) the availability of such Advance under the Commitment and (e) if such Advance is to be a Eurodollar Rate Advance, the initial Interest Period (as defined below in SECTION 2.06) to be applicable thereto. Each Borrowing Request shall be irrevocable by International. Upon satisfaction of the applicable conditions set forth in ARTICLE IV hereof, the Bank will make the proceeds of each Advance available to International at the office of the Bank (or such other reasonable place designated by such Borrower in advance) on the date specified in the Borrowing Request.

                  Section 2.04. CONVERSIONS AND CONTINUANCES. Each Borrower shall have the option to convert on any Business Day all or a portion of the outstanding principal amount of one Type of Advance made to it into another Type of Advance, PROVIDED, no Advances may be converted into or continued as Eurodollar Rate Advances if a Default or Event of Default is in existence on the date of the conversion. Each such conversion shall be effected by the relevant Borrower giving the Bank written notice (each a "NOTICE OF CONVERSION") prior to 10:00 a.m. (Houston, Texas time) at least (a) three (3) Business Days prior to the date of such conversion in the case of conversion into or continuance as Eurodollar Rate Advances and (b) prior to 10:00 a.m. (Houston, Texas time) one
(1) Business Day prior to the date of conversion in the case of a conversion into Prime Rate Advances, specifying each Advance (or portions thereof) to be so converted and, if to be converted into or continued as Eurodollar Rate Advances, the Interest Period to be applicable thereto.

                  Section 2.05. INTEREST RATE AND INTEREST PAYMENT DATES. Each Borrower shall pay interest on the unpaid principal amounts owing by it to the Bank to it from the date said amount was advanced until such principal amount shall be paid in full, on the dates and at the rates per annum specified below:

                  (a) Subject to the provisions of SECTIONS 2.05(e) AND 9.11, each Prime Rate Advance shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Prime Rate and (ii) the Highest Lawful Rate. Accrued and unpaid interest on the Prime Rate Advances shall be due and payable (A) quarterly in arrears on the last day of each calendar quarter occurring after the Effective Date and on the Termination Date,
(B) with respect to the principal amount of any voluntary or mandatory repayment on the date of such voluntary or mandatory repayment and (C) at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

                  (b) Subject to SECTIONS 2.05(E) and 9.11, each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof from the date of such Advance at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which shall, during each Interest Period applicable thereto, be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Eurodollar Rate for such Interest Period plus the Margin. The applicable Eurodollar Rate and the Margin shall be fixed for each Interest Period and shall not change during said Interest Period. Interest on each Eurodollar Rate Advance shall be payable (A) on the last day of the Interest Period applicable thereto, (B) with respect to the principal amount of any voluntary or mandatory repayment on the date of such voluntary or mandatory repayment, or on the date of any conversion or continuance and (C) at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

                  (c) The Bank, upon determining the Eurodollar Rate for any Interest Period, shall notify the Borrowers thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto. In addition, prior to the due date for the payment of interest on any Eurodollar Rate Advances set forth in the immediately preceding paragraph, the Bank shall notify each Borrower to which such Advances were made of the amount of interest due by such Borrower on all outstanding Eurodollar Rate Advances on the applicable due date, but any failure of the Bank to so notify a Borrower shall not reduce such Borrower's liability for the amount owed.

                  (d) Each Borrower shall pay to the Bank, so long as the Bank shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance made to such Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times during each Interest Period for such Advance to the lesser of (i) the Highest Lawful Rate and (ii) the remainder obtained by subtracting (A) the Eurodollar Rate for such Interest Period from (B) the rate obtained by dividing such Eurodollar Rate referred to in clause (A) above by that percentage equal to 100% minus the Reserve Percentage of the Bank for such Interest Period. Such additional interest shall be determined by the Bank as incurred and shall be payable upon demand therefor by the Bank to the relevant Borrower. Each determination by the Bank of additional interest due under this Section shall be PRIMA FACIE evidence thereof for all purposes in the absence of manifest error.

                  (e) Any amount of principal or, to the extent permitted by applicable law, interest which is not paid when due immediately by the Borrower owing such principal or interest (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full at a rate per annum equal at all times to the Prime Rate plus four percent (4%) per annum but in no event to exceed the Highest Lawful Rate (the "DEFAULT RATE") and shall be payable upon demand.

                  (f) Each Borrower shall, at the time of making each payment of principal and/or interest hereunder and under its Note, specify to the Bank the Advances or other sums payable by such Borrower hereunder or under such Note to which such payment is to be applied and in the event that such Borrower fails to so specify, the Bank may apply such payment to such Borrower's Obligations as it may elect in its sole discretion, subject to the provisions and limitations of this ARTICLE II. .

                  Section 2.06. INTEREST PERIODS. (a) At the time a Borrower gives any Borrowing Request or Notice of Conversion in respect of the making of, or conversion into, a Eurodollar Rate Advance, such Borrower shall have the right to elect, by giving the Bank on the dates and at the times specified in
SECTION 2.03 or SECTION 2.04, as the case may be, notice of the interest period (each an "INTEREST PERIOD") applicable to such Eurodollar Rate Advance, which Interest Period shall be either a one, two or three month period; PROVIDED, that:

                  (i) the initial Interest Period for any Eurodollar Rate Advance shall commence on the date of such Eurodollar Rate Advance (including the date of any conversion thereto or continuance thereof pursuant to SECTION 2.04); each Interest Period occurring thereafter in respect of such Eurodollar Rate Advance shall commence on the day following the expiration date of the immediately preceding Interest Period;

                  (ii) if any Interest Period relating to a Eurodollar Rate Advance begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, that if there are no more Business Days in that month, the Interest Period shall expire on the preceding Business Day; and

                  (iv) no Interest Period for Advances shall extend beyond the Termination Date.

                  (b) If, upon the expiration of any Interest Period applicable to a Eurodollar Rate Advance, the relevant Borrower has failed to elect a new Interest Period to be applicable to such Advance as provided above, such Borrower shall be deemed to have elected to convert such Advance into a Prime Rate Advance effective as of the day following the expiration date of such current Interest Period.

                  Section 2.07. INTEREST RATE NOT ASCERTAINABLE. In the event that the Bank shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the Eurodollar interbank market or the Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Bank shall forthwith give notice to the Borrowers of such determination. Until the Bank notifies the Borrowers that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Bank to make Eurodollar Rate Advances shall be suspended.

                  Section 2.08. PRINCIPAL PAYMENTS OF ADVANCES. The unpaid principal balance of the Advances made to a Borrower, together with all accrued and unpaid interest thereon, shall be due and payable by such Borrower on the Termination Date, subject to the mandatory prepayments required pursuant to
SECTION 2.17, PROVIDED, that prepayments may not be made under the International Note until the Operations Note is paid in full, PROVIDED, FURTHER that Advances under the International Note may not be utilized for the purpose of repaying the Operations Note.

                  Section 2.09. COMPUTATIONS; PAYMENTS ON NON-BUSINESS DAYS. (a) All payments by a Borrower of principal and interest hereunder, under its Note and the other Loan Documents shall be made in U.S. Dollars to the Bank at its office at 712 Main Street, Houston, Texas in immediately available funds not later than 12:00 Noon (Houston, Texas time) on the date when due.

         (b) Interest on the Prime Rate Advances shall be computed by the Bank on the actual number of days elapsed over a year of 365 days, unless such computation would cause the interest contracted for, charged or received to exceed the Highest Lawful Rate, in which event, interest shall be computed for the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Determination by the Bank of an interest rate hereunder shall be PRIMA FACIE evidence of its accuracy.

                  (c) Whenever any payment hereunder (other than payments of interest on Eurodollar Rate Advances) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest and all other amounts due under the Loan Documents, as the case may be.

                  Section 2.10. SET-OFF, COUNTERCLAIMS AND TAXES. All payments of principal, interest, expenses, reimbursements, compensation and any other amount from time to time due hereunder, under the Notes or any other Loan Document shall be made by the Borrowers without set-off or counterclaim and shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any taxing authority upon either Borrower. If the making of such payments by a Borrower is prohibited by law unless such a tax, levy, impost or other charge is deducted or withheld therefrom, such Borrower shall pay to the Bank, on the date of each such payment, such additional amounts as may be necessary in order that the net amounts received by the Bank after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required; PROVIDED, HOWEVER, that all amounts payable under this Agreement which constitute interest under applicable law shall not exceed an amount which would result in the payment of interest at a rate in excess of the Highest Lawful Rate.

                  Section 2.11. BORROWERS UNCONDITIONALLY LIABLE. Each Borrower shall (to the extent set forth herein) be unconditionally liable to the Bank for the principal amount of any and all Advances made to it, interest due thereon, the Commitment Fee, and all other amounts due to the Bank from such Borrower hereunder (including any Commitment Fee, in the case of International) or under any other agreement or security document executed in connection herewith, and shall make prompt and punctual payment when due of such amounts.

                  Section 2.12. CHANGE IN LEGALITY. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Bank or its Eurodollar Lending Office to make or maintain any Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby with respect to Eurodollar Rate Advances, then, by prompt written notice to the Borrowers, the Bank may:

                  (i) declare that Eurodollar Rate Advances will not thereafter be made by the Bank hereunder, whereupon International shall be prohibited from requesting Eurodollar

         Rate Advances from the Bank hereunder unless such declaration is subsequently withdrawn; and

                  (ii) in the event that the maintenance of any Eurodollar Rate Advance(s) shall have been made unlawful, require that all outstanding Eurodollar Rate Advance(s) made by the Bank be converted to Prime Rate Advances, in which event (A) all such Eurodollar Rate Advances shall be automatically converted to Prime Rate Advances as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Rate Advances shall instead be applied to repay the Prime Rate Advances resulting from the conversion of such Eurodollar Rate Advances.

                  (b) For purposes of this Section, a notice to the Borrowers by the Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrowers.

                  Section 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.
(a) It is understood that the cost to the Bank of making or maintaining any Advance may fluctuate as a result of the applicability of, or changes in, reserve requirements imposed by the Board. Each Borrower agrees to pay to the Bank from time to time, as provided in paragraph (d) below, such amounts as shall be necessary to compensate the Bank, prospectively from the date of demand, for the portion of the cost of making or maintaining any Advance made to such Borrower resulting from any such reserve requirements to the extent set forth in this Section.

                  (b) Notwithstanding any other provision herein, if the introduction of any applicable law or regulation or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of law) (i) shall change the basis of taxation of payments to the Bank of the principal of or interest on any Advance made by the Bank, or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of the Bank or its applicable lending office by any jurisdiction or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by any such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Bank to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (without duplication of any amounts paid pursuant to SECTION 2.05(D)), or (iii) shall impose on the Bank any other condition affecting this Agreement or any Advance made by the Bank, and the result of any of the foregoing shall be to increase the cost to the Bank of maintaining the Commitment or of making or maintaining any Advance or to reduce the amount of any sum received or receivable by the Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by the Bank to be material, then each Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increase or reduction relating to any Commitment available to, or any Advance made to such Borrower, upon demand by the Bank. Notwithstanding the foregoing, in no event shall the Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                  (c) If the Bank shall have determined in good faith that any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 Report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration thereof by any central bank or other governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or governmental authority, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Commitment hereunder and other commitments of this type, the Borrowers shall from time to time pay to the Bank upon demand additional amounts sufficient to compensate the Bank or such corporation in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Commitment hereunder.

                  (d) The Bank will notify the Borrowers of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this SECTION 2.13. A certificate of the Bank setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate the Bank as specified in paragraph (a), (b), or (c) above as the case may be, and (ii) the calculation of such amount or amounts shall be simultaneously delivered to the Borrower owing such amount or amounts and shall be PRIMA FACIE evidence of its accuracy. Such Borrower shall pay to the Bank the amount shown as due on any such certificate within ten (10) days after such Borrower's receipt of the same. The failure of the Bank to demand increased compensation with respect to any Interest Period shall not constitute a waiver of the right to demand compensation thereafter.

                  Section 2.14. EURODOLLAR ADVANCE PREPAYMENT AND DEFAULT PENALTIES. Subject to SECTION 9.11, each Borrower shall indemnify the Bank against any reasonable loss or expense which it may actually sustain or incur as a consequence of (a) an Advance of, or a conversion from or into, Eurodollar Rate Advances made to such Borrower that does not occur on the date specified therefor in a Borrowing Request or Notice of Conversion delivered by such Borrower (except by reason of

SECTION 2.12) or (b) any payment, prepayment or conversion of a Eurodollar Rate Advance made to such Borrower required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period (except for any conversion under SECTION 2.12). Such loss or expense shall include an amount equal to the excess determined by the Bank of (i) its actual cost of obtaining the funds for the Advance being paid, prepaid or converted or not borrowed (based on the Eurodollar Rate) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for the Advance which would have commenced on the date of such failure to borrow) OVER (ii) the amount of interest (as reasonably determined by the Bank) that would be realized in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. The Bank will notify the relevant Borrower of any loss or expense which will entitle the Bank to compensation pursuant to this Section, as promptly as possible after it becomes aware thereof, but failure to so notify shall not affect such Borrower's liability therefor. A certificate of the Bank setting forth any amount which it is entitled to receive pursuant to this Section shall be delivered to such Borrower and shall be PRIMA FACIE evidence of its accuracy. The Borrower to which such a certificate is delivered shall pay to the Bank the amount shown as due on any certificate within ten (10) days after its receipt of the same. Without prejudice to the survival of any other obligations of the Borrowers hereunder, the obligations of the Borrowers under this Section shall survive the termination of this Agreement and the assignment of any of the Notes.

                  Section 2.15. USE OF PROCEEDS OF ADVANCES. The Borrowers will use the proceeds of all Advances for working capital and general business purposes of International and its Subsidiaries.

                  Section 2.16. VOLUNTARY PREPAYMENTS. Upon at least three (3) Business Days' prior written notice, each Borrower shall have the right to voluntarily prepay Advances made to it in whole or in part from time to time on the following terms and conditions: (a) no Eurodollar Rate Advance may be prepaid prior to the last day of its Interest Period unless, simultaneously therewith, the Borrower making such payment pays to the Bank all sums necessary to compensate the Bank for all costs and expenses resulting from such prepayment, as reasonably determined by the Bank, described in SECTIONS 2.05(D), 2.13, and 2.14 hereof, (b) each prepayment pursuant to this Section shall be applied first, to the payment of accrued and unpaid interest, and then, to the outstanding principal of such Advances as shall be designated by such Borrower and (c) prepayments under the International Note shall not be allowed until the final repayment of the Operations Note.

                  Section 2.17. MANDATORY PREPAYMENTS. (a) If any Borrowing Base Certificate shall disclose the existence of a Borrowing Base Deficiency, one or both of the Borrowers, on the day that the delivery of such Borrowing Base Certificate is required by SECTION 6.01(F), shall prepay a principal amount of its respective outstanding Advances such that the aggregate prepaid is equal to such Borrowing Base Deficiency in accordance with the terms hereof; PROVIDED, that prepayments under the International Note shall not be allowed until the final repayment of the Operations Note.

                  (b) If, on any day, the market valuation of the Inventory of International, its Subsidiaries and the Joint Ventures included in the Borrowing Base, based on the American Metals Market Composite Valuation or such other source of value acceptable to the Bank, is less than or equal to ninety percent (90%) of the market valuation of such Inventory as disclosed in the most recent Borrowing Base Certificate required to be delivered pursuant to SECTION 6.01(F), the Borrowing Base shall be recalculated by International as of such date using such market valuations as of such date and, if such recalculation results in a Borrowing Base Deficiency, International, on the third business day following the date of such recalculation shall deliver a new Borrowing Base Certificate and, as required by SECTION 6.01(F) one or both of the Borrowers, shall prepay a principal amount of its respective outstanding Advances such that the aggregate prepaid is equal to such Borrowing Base Deficiency; PROVIDED that prepayments under the International Note shall not be allowed until the final repayment of the Operations Note.

                  Section 2.18. REDUCTION OF THE COMMITMENT. International shall have the right, upon at least three (3) Business Days' notice to the Bank, to terminate in whole or reduce in part the Unutilized Commitment; PROVIDED, that each partial reduction shall be in the aggregate amount of $250,000.00 and an integral multiple of $250,000.00 in excess thereof.

                  Section 2.19. FEES. International agrees to pay to the Bank a commitment fee (the "COMMITMENT FEE") for the period from and including the date hereof to but not including the Termination Date, computed at a rate equal to one-half of one percent (1/2%) per annum on the daily average of the Unutilized Commitment. Such Commitment Fee shall be due and payable in arrears on the last Business Day of each calendar quarter and on the Termination Date.

                  Section 2.20. RATIFICATION. Each Credit Party hereby confirms and ratifies the terms of the Security Documents to which it is a party and the creation of the Liens thereunder to secure the Obligations of the Borrowers to the Bank as more fully set forth therein and further agrees and acknowledges (a) that, except as otherwise set forth in the Note and Deed of Trust Modification Agreement, the Liens of the Security Documents to which it is a party extend to and expressly secure the Obligations of the Borrowers under this Agreement, the Notes and the other Loan Documents and (b) that the Security Documents to which it is a party and the Liens created thereunder are valid and subsisting and shall remain enforceable against such Credit Party in accordance with their terms and shall not be reduced or limited or impaired by the execution of this Agreement and the Notes. The Bank hereby agrees to promptly release the Liens under the Security Documents on all property and assets of Proler Environmental Services, Inc., but not any other Credit Parties, to the extent but only to the extent of any project financed by Indebtedness permitted by SECTION 7.02(D), but not otherwise.
                                      -26-

                                   ARTICLE III
                                    GUARANTY

                  Section 3.01. GUARANTY. (a) In consideration of, and in order to induce the Bank to make Advances, each Guarantor hereby absolutely, unconditionally and irrevocably, jointly and severally guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all obligations and covenants of each Borrower now or hereafter existing under this Agreement, the Notes and/or any of the other Loan Documents to which such Borrower is a party whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to a Borrower under any chapter of the Bankruptcy Code of the United States (11 U.S.C. ss. 101 ET SEQ.) or any other Debtor Relief Law, fees, commissions, expenses (including reasonable counsel fees and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by the Bank in connection with enforcing any rights under this Guaranty (all such obligations being the "GUARANTEED OBLIGATIONS"). This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Borrowers or any other action, occurrence or circumstance whatsoever. Nothing herein is intended to provide that a Borrower shall be liable as a Guarantor for any Obligations for which such Borrower is primarily liable, but each Borrower shall be liable as a Guarantor for any Obligations for which such Borrower is not primarily liable.

                  (b) Each Guarantor hereby, jointly and severally, agrees to pay and to indemnify the Bank harmless from and against any damage, loss, cost or expense (including reasonable attorneys' fees) that the Bank may incur or be subject to as a consequence, direct or indirect, of (i) any breach by such Guarantor or any other Credit Party of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty, this Agreement or any other Loan Document, together with all reasonable expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default and (ii) any legal action commenced to challenge the validity of this Guaranty, this Agreement or any other Loan Document.

                  Section 3.02. CONTINUING GUARANTY. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Notes and the other Loan Documents. Each Guarantor agrees that the Guaranteed Obligations and Loan Documents may be extended or renewed, and Advances repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or Loan Documents, or any repayment and reborrowing of Advances. The obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

         (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations, including any reduction or termination of all or a portion of the Commitment;

         (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan Documents;

         (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of any Guarantor or other Person liable on any Guaranteed Obligations;

         (d) any change in the corporate existence, structure or ownership of a Borrower, any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting a Borrower, such Guarantor, any other Guarantor or any of their respective assets;

         (e) the existence of any claim, defense, set-off or other rights or remedies which such Guarantor at any time may have against a Borrower, or a Borrower or such Guarantor may have at any time against the Bank, any other Guarantor or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby or any other transaction;

         (f) any invalidity or unenforceability for any reason of this Agreement or other Loan Documents, or any provision of law purporting to prohibit the payment or performance by a Borrower, such Guarantor or any other Guarantor of the Guaranteed Obligations or Loan Documents, or of any other obligation to the Bank; or

         (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

         Section 3.03. EFFECT OF DEBTOR RELIEF LAWS. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, the Bank is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds, or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its properties or (ii) any settlement or compromise of any such claim effected by the Bank with any such claimant (including a Borrower), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise; and the Guarantors, jointly and severally, shall be liable to pay the Bank, and hereby do indemnify the Bank and hold it harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Bank in the defense of any claim made against it that any payment or proceeds received by the Bank in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of a Borrower by virtue of any payment, court order or any federal or state law.

                  Section 3.04. WAIVER OF SUBROGATION. Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application by the Bank of any security or of any credits or claims, no Guarantor will assert or exercise any rights of the Bank or of such Guarantor against a Borrower or any other Guarantor to recover the amount of any payment made by such Guarantor to the Bank hereunder by way of subrogation, reimbursement, contribution, indemnity, or otherwise arising by contract or operation of law, until such time as the Obligations have been satisfied and the Bank shall have no Commitment. If any amount shall nevertheless be paid to a Guarantor by a Borrower or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

                  Section 3.05. SUBORDINATION. Each Guarantor hereby subordinates all indebtedness owing to it from a Borrower to all indebtedness of each of the Borrowers to the Bank, and agrees that it shall not accept any payment on the same until payment in full of the obligations of each Borrower under this Agreement, the Notes and all other Loan Documents, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to a Guarantor by a Borrower or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

                  Section 3.06. WAIVER. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand of payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Bank institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Bank protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against a Borrower or any other Person or any collateral (it being the intention of the Bank and each Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Bank, in order to enforce any payment by any Guarantor hereunder, to institute suit or exhaust its rights and remedies against a Borrower, any other Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Guarantor hereby expressly waives each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including, without limitation, any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Bank of any indebtedness or liability to which the Bank applies or may apply any amounts received by the Bank, and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Guaranteed Obligations. Each Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

                  Section 3.07. FULL FORCE AND EFFECT. This Guaranty is a continuing guaranty and shall remain in full force and effect until payment in full of the Obligations of the Borrowers under this Agreement, the Notes and all other Loan Documents and all other amounts payable under this Guaranty.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

                  Section 4.01. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of the Bank to make its initial Advance is subject to the conditions precedent that the Bank shall have received on or before the date of such initial Advance, to the extent same has not previously been received all of the following, in form and substance satisfactory to the Bank and in such number of counterparts as may be reasonably requested by the Bank:

         (a) each Note duly executed and delivered by the relevant Borrower;

         (b) this Agreement duly executed and delivered by the Credit Parties;

         (c) the Note and Deed of Trust Modification Agreements duly executed and delivered by the relevant Credit Parties to the Bank;

         (d) the Amended and Restated Security Agreement duly executed and delivered by the Credit Parties;

         (e) the Patent Security Agreement duly executed and delivered by Proler Environmental Services, Inc.;

         (f) the Amended and Restated Pledge Agreement duly executed and delivered by the appropriate Credit Parties party thereto;

         (g) the Deeds of Trust duly executed and delivered by all of the parties holding title to the Mortgaged Properties;

         (h) Mortgagee title insurance policies issued by title insurers satisfactory to the Bank in amounts satisfactory to the Bank (the "MORTGAGEE POLICIES") and assuring the Bank that the Deeds of Trust in respect of the Mortgaged Properties are valid and enforceable first priority mortgages on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Liens. Such Mortgagee Policies shall be in form and substance reasonably satisfactory to the Bank;

         (i) appropriate endorsements to Mortgagee Policies if requested by the Bank;

         (j) the Appraisal, if required by Bank;

         (k) the Environmental Reports and, depending upon the content and conclusion thereof, additional environmental reports, Phase II Audits and such other related information concerning the Mortgaged Properties as the Bank may require;

         (l) (i) executed financing statements for all jurisdictions as may be necessary or, in the reasonable opinion of the Bank, desirable to perfect the security interests created by the Security Documents and (ii) evidence that all other actions necessary or, in the reasonable opinion of the Bank, desirable to perfect and protect the Liens created by the Security Documents have been taken;

         (m) copies of surveys satisfactory to the Bank covering, all together, each tract or parcel of land (including all appurtenant easements) subject to the Deeds of Trust, satisfactory in form and substance to the Bank. In addition, the Bank shall have received such officer's certificates and other similar instruments relating to survey matters as the Bank may request;

         (n) a Uniform Commercial Code search, tax search and judgment report of the appropriate records of the States of Texas, Delaware, and all other states in which a Borrower or any Joint Venture is conducting business satisfactory in form and substance to the Bank;

         (o) all of the issued and outstanding stock of the Guarantors owned by any Credit Party together with related stock powers executed by the pledgor of such stock;

         (p) a certificate of the president or a vice president and of the secretary or an assistant secretary of each Credit Party certifying, INTER ALIA,
(i) true and correct copies of resolutions adopted by the Board of Directors of each such Credit Party, (A) authorizing the execution, delivery and performance by each such Credit Party of the Loan Documents to which it is or will be a party and, in the case of each Borrower, the borrowings thereunder, (B) approving the forms of the Loan Documents to which it is a party and which will be delivered at or prior to the date of the initial Advance and (C) authorizing officers of each such Credit Party to execute and deliver the Loan Documents to which it is or will be a party and any related documents, (ii) true and correct copies of the bylaws of each Credit Party that is a corporation, as amended to the date of such certificate, (iii) the incumbency and specimen signatures of the officers of each such Credit Party executing any documents on behalf of it, (iv) the truth of the representations and warranties made by such Credit Party in any Loan Document to which it is a party and which will be delivered at or prior to the date of the initial Advance, (v) the absence of any proceedings for the dissolution or liquidation of each such Credit Party, (vi) the absence of the occurrence and continuance of any Default or Event of Default with respect to each such Credit Party and (vii) that no event or condition has occurred since January 31, 1995 that would constitute a Material Adverse Effect;

         (q) the favorable, signed opinion of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the Credit Parties, addressed to the Bank, as to such matters as the Bank may reasonably request;

         (r) a Perfection Certificate executed by an Authorized Officer of each Credit Party;

         (s) [Intentionally Omitted]

         (t) payment of all reasonable fees and out-of-pocket expenses of the Bank and of Andrews & Kurth L.L.P., counsel to the Bank, and any local counsel retained by it;

         (u) a Borrowing Base Certificate;

         (v) copies of certificates of good standing and existence for each of the Credit Parties in the jurisdiction of its incorporation and certificates of authority to conduct business in each jurisdiction in which the failure to obtain same would constitute a Material Adverse Effect; and

         (w) such other documents as the Bank may reasonably request relating to the existence and good standing of each Credit Party, the authorization, execution and delivery of this Agreement and the other Loan Documents, and all other matters relevant hereto and thereto, all in form and substance reasonably satisfactory to the Bank.

         Section 4.02. CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Bank to make any Advance, including the initial Advance, shall be subject to the further conditions precedent that on the date of such Advance the following statements shall be true (and each of the giving of the applicable Borrowing Request and the acceptance by a Borrower of the proceeds of such Advance, shall constitute a representation and warranty by each Borrower that on the date of such Advance such statements are true):

         (a) with respect to each Advance, the Bank shall have received a Borrowing Request;

         (b) with respect to any Advance, immediately after giving effect to such Advance, the sum of the aggregate outstanding principal amount of all Advances does not exceed the lesser of (i) the Commitment or (ii) the Borrowing Base with respect to making Advances;

         (c) the representations and warranties contained in ARTICLE V and those contained in the other Loan Documents are true and correct in all material respects as though made on and as of such date (except for those expressly made as of the date thereof and except for changes in International and its Subsidiaries arising from transactions contemplated by the terms hereof);

         (d) no Default or Event of Default has occurred and is continuing or would result from such Advance;

         (e) to the extent not previously delivered, the Bank shall have received the Commitment Fee, and all other fees, if any, theretofore or then due and payable to it; and

         (f) since the date of International's last audited financials, no event shall have occurred and be continuing which has had or is likely to have a Material Adverse Effect except for any matters disclosed in writing to the Bank prior to the Effective Date.
                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Bank to enter into this Agreement and to make the Advances, each Credit Party represents and warrants to the Bank as to itself, and, to the extent specifically stated, as to its Subsidiaries and each Joint Venture in which it has an interest as follows.

                  Section 5.01. ORGANIZATION. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which such qualification and good standing are necessary in order for such Credit Party to conduct its business and own its properties as conducted and owned and except where the failure to be so qualified or in good standing would not constitute a Material Adverse Effect and (c) has all requisite power and authority (corporate or otherwise) to conduct its business as now conducted, to own or lease its property and assets and to execute, deliver and perform each of the Loan Documents to which it is or may be a party.

         Section 5.02. AUTHORITY. The execution, delivery and performance by each Credit Party of this Agreement and the other Loan Documents to which it is or may be a party and the consummation of the Advances contemplated hereby, have been duly approved by the board of directors of such Credit Party and no other corporate proceedings on the part of such Credit Party are necessary to consummate such Advances. Each of the Loan Documents to which such Credit Party is a party has been duly executed and delivered by such Credit Party and constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

         Section 5.03. NO CONFLICT. The execution, delivery and performance by such Credit Party of each of the Loan Documents to which it is or may be a party, do not and shall not, by the lapse of time, the giving of notice or otherwise, (a) constitute a violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Credit Party or a breach of any provision contained in such Credit Party's articles or certificate of incorporation or bylaws, or contained in any material agreement, instrument or document to which it is a party or by which it is bound, other than violations or breaches which would not, individually or in the aggregate, result in a Material Adverse Effect or
(b) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of such Credit Party (other than Liens permitted by this Agreement and Liens in favor of the Bank arising pursuant to the Loan Documents).

         Section 5.04. CONSENTS. No authorization, consent, approval, permit, license, or exemption of or filing or registration with, any governmental agency or any other Person which has not been obtained, was, is or will be necessary for the valid execution, delivery or performance by any Credit Party of any of the Loan Documents to which it is or may be a party.

         Section 5.05. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) Operations delivered to the Bank the consolidated balance sheet of Operations and its Subsidiaries as of January 31, 1995 and the related consolidated statements of operations, cash flow and stockholders' equity for the year then ended, including the related schedules and notes, reported on by Coopers & Lybrand.

         (b) The unaudited consolidated balance sheet and statement of operations and cash flow of Operations and its Subsidiaries as at October 31, 1995, copies of which has heretofore been furnished to the Bank, are correct in all material respects, and present fairly the consolidated financial condition of Operations as at such date (subject to normal year-end audit adjustments).

         (c) The financial statements referred to in paragraphs (a) and (b) above, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved.

         (d) The Borrowers have disclosed to the Bank in writing any and all facts which would result in, or which Borrowers believe may result in, a Material Adverse Effect and since January 31, 1995, there has been no material adverse change in the business, operations, properties, assets, business prospects or financial condition of International and its Subsidiaries taken as a whole except as to those matters previously disclosed to the Bank as of the date hereof.

         Section 5.06. LITIGATION; MATERIAL ADVERSE EFFECT. (a) Except as set forth in EXHIBIT 5.06 hereto, there are no actions, suits or proceedings pending or, to the best of International's knowledge, threatened or probable of assertion, against or affecting any Credit Party or any of its Subsidiaries or any property or rights of any Credit Party or any of its Subsidiaries before any court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrowers or any such Subsidiary would constitute a Material Adverse Effect.

                  (b) Except as otherwise disclosed to the Bank in writing, neither the business, properties nor operations of any Credit Party nor any of its Subsidiaries is materially and adversely affected by any fire, explosion, accident, strike, lockout or other labor dispute, embargo, act of God or act of a public enemy or other event, condition or casualty, provided the determination of such effect shall include a consideration of available insurance proceeds.

                  Section 5.07. INDEBTEDNESS. Except as set forth in EXHIBIT
5.07 or as set forth in the financial statements referred to in SECTION 5.05, and except for the Indebtedness represented by this Agreement, the Notes and the other Loan Documents and any other Indebtedness owing to the Bank, no Credit Party, nor any of its Subsidiaries has any secured or unsecured Indebtedness.

                  Section 5.08. NO MARGIN STOCK. No Credit Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no part of the proceeds of any Advance will be used, directly or indirectly, (a) to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or (b) for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve any Credit Party in a violation of Regulation X.

                  Section 5.09. ACCURACY AND COMPLETENESS OF INFORMATION. All written estimates, projections and forecasts furnished by or on behalf of the Borrowers and the other Credit Parties to the Bank for purposes of or in connection with this Agreement, or in connection with any Advance, were and will be prepared on the basis of assumptions, data, tests or conditions believed to be reasonable, valid or to represent industry conditions existing at the time such estimates or forecasts were furnished. Neither this Agreement, the Notes, the other Loan Documents, the statements and documents referred to in SECTION
5.05 nor any other document delivered by the Borrowers or any of their respective Subsidiaries to the Bank contains any material misstatement of fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading as of the respective date thereof. The Borrowers have not intentionally withheld any fact known to them which has or is reasonably likely to constitute a Material Adverse Effect which has not been set forth or referred to in this Agreement, the Notes, the other Loan Documents or such other document heretofore furnished to the Bank.

                  Section 5.10. ERISA. (a) No Reportable Event or withdrawal from or termination, reorganization or insolvency has occurred and is continuing with respect to any Plan that would likely constitute a Material Adverse Effect and (b) neither the PBGC nor a Borrower nor any Commonly Controlled Entity has instituted any proceedings or taken any other actions with respect to the withdrawal from, or the termination, reorganization or insolvency of any Plan that would reasonably be expected to have a Material Adverse Effect.

                  Section 5.11. GOVERNMENT REGULATION. No Credit Party nor any of its Subsidiaries is (a) an "investment company" or a company directly or indirectly controlled by or acting on behalf of any Person which is an "investment company," as such term is defined in the Investment Company Act of 1940, (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, or (c) a "public utility," as such term is defined in the Federal Power Act.

                  Section 5.12. PROPERTY. Each Credit Party and each of its Subsidiaries, as the case may be, has good record and defensible title in fee simple to or valid leasehold interests in all its real properties and marketable title to all its other property and assets except where the failure to so have such title or interest would not reasonably be expected to have a Material Adverse Effect.

                  Section 5.13. PAYMENT OF TAXES. The federal income tax returns of each Borrower and other tax returns and reports of each Credit Party and its Subsidiaries required to be filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed have been filed and all of the foregoing are true, correct and complete, and each Borrower paid all taxes and other similar charges, or made adequate provision therefor, that are due and payable within the time prescribed for filing and payment or an appropriate extension has been requested and obtained for such filing or payment except where such failure would not reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has taken any reporting positions for which it does not have a reasonable basis and no such Person anticipates any further material tax liability with respect to the tax years for which returns have been filed. International has no knowledge of any proposed tax assessment against International or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect which is not being actively contested in good faith.

                  Section 5.14. INSURANCE. Each Credit Party and each of its Subsidiaries carries and will continue to carry insurance with reputable insurers in respect of its properties in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business and reasonably acceptable to the Bank.

                  Section 5.15. SUBSIDIARIES; JOINT VENTURES. (a) EXHIBIT 5.15 hereto lists each Subsidiary of each Credit Party and each Joint Venture in which a Credit Party has an interest, the jurisdiction under which each such Subsidiary and Joint Venture is incorporated or organized and the direct and indirect ownership interest of such Credit Party therein. Each Subsidiary of a Credit Party has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

                  (b) The Borrowers have heretofore delivered to the Bank a copy of the Articles or Certificate of Incorporation of each Joint Venture that is a corporation and each agreement creating or governing the rights of the parties to each other Joint Venture (collectively, the "JOINT VENTURE AGREEMENTS") in existence on the date hereof, as amended to the date hereof. Each Joint Venture Agreement is in full force and effect and as to each Joint Venture Agreement creating each non-corporate Joint Venture is enforceable against each Credit Party which is a party thereto in accordance with its terms.

                  Section 5.16. PATENTS. Each Credit Party and each of its Subsidiaries owns or holds a valid license to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, that are necessary for, and no restriction applicable to any such patent, trademark, service mark, trade name, copyright, license or other right would interfere in any material respect with, the operation of its business taken as a whole as presently conducted and as proposed to be conducted.

                  Section 5.17. COMPLIANCE WITH STATUTES. (a) Each Credit Party and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not likely to, in the aggregate, have a Material Adverse Effect.

                  (b) Each Credit Party and each of its Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply is likely to have a Material Adverse Effect, and no Credit Party nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of each Credit Party and each of its Subsidiaries, as conducted as of the Effective Date, under any Environmental Law have been secured and each Credit Party and each of its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not likely to have a Material Adverse Effect. No Credit Party nor any of its Subsidiaries is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which such Credit Party or such Subsidiary is a party or which would affect the ability of such Credit Party or such Subsidiary to operate any of its properties and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliances, breaches or defaults as are not likely to, in the aggregate, have a Material Adverse Effect. There are, as of the Effective Date, no Environmental Claims pending or, to the best knowledge of any Credit Party, threatened, which (i) question the validity, term or entitlement of such Credit Party or any of its Subsidiaries for any permit, license, order or registration required for the operation of any facility which such Credit Party or any of its Subsidiaries currently operates and (ii) wherein any unfavorable decision, ruling or finding would be reasonably likely to have a material adverse effect on the financial viability of any facility thereof. There are no facts, circumstances, conditions or occurrences on any real property or, to the knowledge of the Credit Parties, on any property adjoining or in the vicinity of any real property that could reasonably be expected (i) to form the basis of an Environmental Claim against any Credit Party or any of its Subsidiaries or (ii) to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

                  (c) To the best of the Credit Parties' knowledge, Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any real property of any Credit Party or any of its Subsidiaries or (ii) released on any real property, in each case where such occurrence or event is reasonably likely to have a Material Adverse Effect.

                  Section 5.18. LABOR RELATIONS; COLLECTIVE BARGAINING AGREEMENTS. (a) Set forth on EXHIBIT 5.18 is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to any Credit Party or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of any Credit Party or any of its Subsidiaries on the Effective Date.

                  (b) No Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that could have a Material Adverse Effect. There is
(i) no significant unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of any Credit Party, threatened against any of them before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is now pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of such Credit Party, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of such Credit Party, threatened against such Credit Party or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of any Credit Party or any of its Subsidiaries, except such as is not reasonably likely to have a Material Adverse Effect.

                  Section 5.19. LIABILITIES. (a) All contingent liabilities and direct liabilities of the Credit Parties and their respective Subsidiaries, and all anticipated losses of the Credit Parties and their respective Subsidiaries, which in the aggregate are material to the Credit Parties and their respective Subsidiaries taken as a whole, are set forth in the financial statements referred to in SECTION 5.05 to the extent required by GAAP and modified by the footnotes to such statements and (b) all contingent liabilities and direct liabilities of the Credit Parties and all unrealized or anticipated losses of the Credit Parties and their respective Subsidiaries, which in the aggregate are material to the Credit Parties and their respective Subsidiaries taken as a whole, to the extent required by GAAP will be set forth in the financial statements next delivered pursuant to SECTION 6.01 hereof after any of such are incurred or anticipated, as applicable.

                  Section 5.20. SOLVENCY. The Credit Parties, viewing their businesses and operations as a single consolidated entity, have capital sufficient to carry on their businesses and transactions and all businesses and transactions in which they are about to engage and are now solvent and able to pay their respective debts as they mature, and the Credit Parties now collectively own property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay all existing debts of the Credit Parties.
                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

                  So long as any of the Obligations shall remain unpaid or outstanding or the Bank shall have any Commitment, unless the Bank shall otherwise consent in writing, each Credit Party covenants and agrees as to itself, and, to the extent specifically stated, as to its Subsidiaries and each Joint Venture in which it has an interest that:

                  Section 6.01. REPORTING REQUIREMENTS. International shall deliver or cause to be delivered to the Bank:

                  (a) ANNUAL REPORTS. Upon the earlier of 120 days after the close of each fiscal year of International or the day following the date of filing of International's Annual Report on Securities and Exchange Commission Form 10-K, either (i) a copy of International's Annual Report on Form 10-K as filed with respect to such year or (ii) consolidated and consolidating balance sheets of International and its Subsidiaries, as at the end of such fiscal year and the related statements of operations, cash flow and stockholders' equity for such fiscal year, setting forth comparative figures for the preceding fiscal year, and examined by Coopers & Lybrand (or other independent certified public accountants of recognized national standing reasonably acceptable to the Bank) whose opinion shall not be qualified as to the scope of audit and as to the status of International or any of its Subsidiaries as a going concern, together, in each case, with a certificate of the accounting firm referred to above stating that in the course of its regular audit of the business of International, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default that has occurred and is continuing, or, if such firm has obtained knowledge of any Default or Event of Default that has occurred and is continuing, a statement as to the nature thereof.

                  (b) QUARTERLY REPORTS. Upon the earlier of 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of International, or the day following each date of filing of International's Quarterly Report on Form 10-Q either (i) a copy of International's Quarterly Report on Form 10-Q as filed with respect to such quarterly period or (ii) consolidated and consolidating balance sheets of International and its Subsidiaries, as at the end of such quarterly period and the related statements of operations and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative figures for the related periods in the prior fiscal year, in each case, certified by an Authorized Officer, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) MONTHLY REPORTS. As soon as practicable, and in any event within 30 days (45 days in the case of the last monthly accounting period of each fiscal quarter), after the end of each monthly accounting period (commencing with January 1996) of each fiscal year of International and each Joint Venture, consolidated and consolidating balance sheets of International and its Subsidiaries, as at the end of such period, and the balance sheet of any Joint Venture that is accounted for in such month in the statements of International or its Subsidiaries, and the related statements of operations for such period setting forth comparative figures for the corresponding period of the previous year, including listings and agings of all Receivables for International and each Joint Venture, each of which shall be certified by an Authorized Officer, subject to changes resulting from audit and normal year-end audit adjustments.

                  (d) OFFICER'S CERTIFICATE. Together with each delivery of any financial statements pursuant to clauses (a), (b) and (c) above, a certificate of an Authorized Officer demonstrating compliance by International and the other Credit Parties with the provisions of SECTION 7.03 and stating whether any Event of Default or Default has occurred and is continuing, and if there is any Event of Default or Default, describing it and the steps, if any, being taken to cure it.

                  (e) SEC FILINGS. Promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as International shall send to its public stockholders and copies of all registration statements (without exhibits) and reports which it files with the Securities and Exchange Commission.

                  (f) BORROWING BASE CERTIFICATE. Together with each delivery of the monthly reports pursuant to clause (c) above and on each date on which a new Borrowing Base Certificate is required to be delivered as provided in SECTION 2.17(B), a Borrowing Base Certificate in the form of EXHIBIT 1.01-A attached hereto, signed by an Authorized Officer of International, including therein information as at the end of the period covered by said certificate.

                  (g) ERISA FILINGS. Promptly upon the filing or making thereof, copies of each filing and report made by International, under ERISA with the PBGC or with the U.S. Department of Labor or which International may receive from such Persons that, in each case, relate to a condition or event that would likely have a Material Adverse Effect.

                  (h) REPORTABLE EVENTS. Forthwith upon International receiving actual notice of the occurrence of a Reportable Event under, the termination, insolvency or reorganization of, or the institution of steps by the PBGC, International or any Commonly Controlled Entity with respect to the withdrawal, termination, insolvency or reorganization of any Plan to which International may have any liability, written notice thereof describing the same and the steps being taken by International with respect thereto.

                  (i) AUDITORS' REPORTS. Promptly upon receipt thereof, a copy of each other report or "management letter" submitted to International by its independent accountants in connection with any annual, interim or special audit made by it of the books of International, provided if said report contains personnel information of a confidential nature, International may delete said sections before delivery of same to the Bank.

                  (j) APPRAISALS. Annually, upon written request by the Bank, an Appraisal for each of the Mortgaged Properties; provided, that the Bank shall not request any Appraisal prior to the Termination Date.

                  (k) ENVIRONMENTAL REPORTS. Upon written request by the Bank, an Environmental Report for each of the Mortgaged Properties; PROVIDED, HOWEVER, that the Bank understands and agrees that it may not request or perform any environmental inspection, audit or assessment of any property owned or leased by any Credit Party unless (1) all of the obligations of International hereunder shall have been accelerated in accordance with ARTICLE VIII hereof (and such acceleration shall not have been rescinded), (2) International receives prior notice of the inspection, audit or assessment and the proposed scope thereof,
(3) the Bank and the Credit Parties agree that International shall be entitled to review any report produced from any such inspection, audit or assessment simultaneously with its delivery to the Bank and (4) any environmental consultant utilized in connection therewith shall be a party mutually acceptable to the Bank and International, with the Bank and International hereby stipulating that E.R.M. - Southwest, Inc. is mutually acceptable.

                  (l) OTHER REPORTS. In addition to the reports and statements described in this Section, International shall provide the Bank: (i) such other financial reports and information as the Bank may from time to time reasonably request respecting the business, properties, operations or condition (financial or otherwise) of International or any Joint Venture; and (ii) notice of any additional Indirect Indebtedness incurred or Liens granted by any Joint Venture in excess of $500,000.00 in any single transaction.

                  Section 6.02. EXISTENCE. Each Credit Party shall preserve and maintain its and its Subsidiaries' existence, rights, franchises and privileges in the jurisdictions of their incorporation or other organization and their qualification and good standing in all jurisdictions in which the failure to preserve or maintain such existence, rights, franchises, privileges, qualification and good standing would be likely to constitute a Material Adverse Effect.

                  Section 6.03. MAINTENANCE OF PROPERTIES; INSURANCE. (a) Each Credit Party and each of its Subsidiaries shall maintain with financially sound, responsible and reputable insurance companies insurance against such risks and in such amounts as are usually insured against by Persons of established reputation engaged in the same or similar businesses and similarly situated; PROVIDED, HOWEVER, notwithstanding the foregoing, each Credit Party and its Subsidiaries will maintain (i) all insurance required by state statutes to be maintained by employers for the protection of employees against work related injuries and (ii) to the extent available at commercially reasonable rates, comprehensive general liability coverage in such amounts as are appropriate for the operations of such Credit Party and its Subsidiaries and (iii) all insurance that such Credit Party and its Subsidiaries are required to maintain by law and
(iv) insurance required to be maintained by any of the Credit Parties pursuant to the Deeds of Trust. Each policy in effect from time to time pursuant to the terms of this Section, shall include a provision for thirty (30) days' prior written notice to the Bank of any cancellation or expiration thereof and shall show the Bank as an additional insured.

                  (b) Each Credit Party will maintain and preserve all of its material properties necessary for the proper conduct of its business in working order and condition, ordinary wear and tear excepted.

                  Section 6.04. NOTICE OF LITIGATION. International shall promptly, upon actual notice or knowledge thereof, deliver or cause to be delivered to the Bank notice of (a) the institution of or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or any of its Subsidiaries not previously disclosed in writing to the Bank pursuant to SECTION 5.06 which, if determined adversely to such Credit Party or such Subsidiary, would constitute a Material Adverse Effect or
(b) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which is likely to constitute a Material Adverse Effect.

                  Section 6.05. TAXES; CLAIMS. Each Credit Party and each of its Subsidiaries shall (a) timely file all federal, state and local tax returns and other reports which such Credit Party and such Subsidiaries are required by law to file or obtain an appropriate extension for filing thereof, (b) maintain adequate reserves on its books in accordance with GAAP for the payment of all material taxes, assessments and governmental charges, and pay prior to delinquency all such taxes, assessments and governmental charges, and (c) pay all other material claims (including, without limitation, claims for labor, services, materials and supplies) that have become due and payable and that by law have or may become a Lien on International's property or assets, prior to the time when any penalty or fine may be incurred with respect thereto, other than any such tax, assessment, charge, levy or claim which is being contested in good faith, by proper proceedings and with respect to which adequate reserves have been established.

                  Section 6.06. NOTICE OF DEFAULT. International shall notify the Bank in writing within three (3) Business Days after International becomes aware of the occurrence thereof, (a) of any condition or event that constitutes either an Event of Default or a Default, (b) of any other default by International or any of its Subsidiaries under any material note, indenture, advance agreement, mortgage, lease, deed or other similar agreement to which International or any of its Subsidiaries is a party or by which International or any of its Subsidiaries is bound, the existence of which might reasonably be expected to lead to a Material Adverse Effect, or (c) of any event or condition that might reasonably be expected to constitute a Material Adverse Effect, such notice to specify the nature and period of existence of any such condition, event, default or potential default and what action International has taken, is taking or proposes to take with respect thereto.

                  Section 6.07. INSPECTIONS. From time to time during regular business hours and upon reasonable notice, each Credit Party will permit any agents or representatives of the Bank to examine and make copies of and abstracts from the records and books of account and files and visit the properties of such Credit Party and its Subsidiaries to discuss the affairs, finances and accounts of such Credit Party and its Subsidiaries with any of its independent certified public accountants (with an officer or other representative of such Credit Party present); PROVIDED, HOWEVER, that the Bank shall keep any information obtained confidential to the extent that the Bank is not required by law to disclose such information and such information is not otherwise generally available to the public.

                  Section 6.08. COMPLIANCE WITH LAWS; NOTICES. (a) GENERAL. International shall, and shall cause its Subsidiaries to, comply with all material laws, rules and regulations, including, without limitation, all Environmental Laws, and all restrictive covenants applicable to International and its Subsidiaries, the noncompliance with which might, in any respect, constitute a Material Adverse Effect; PROVIDED, HOWEVER, that neither International nor any of its Subsidiaries shall be required to comply with any such law or restrictive covenant if the applicability or validity thereof is being contested in good faith, by proper proceedings and for which adequate reserves have been established.

                  (b) ENVIRONMENTAL MATTERS. Promptly upon obtaining knowledge thereof, International shall deliver to the Bank notice of (i) any pending or threatened Environmental Claim against International or any of its Subsidiaries or any real property of International or any of its Subsidiaries unless such Environmental Claim could not, individually or when aggregated with all other such Environmental Claims, reasonably be expected to have a Material Adverse Effect; (ii) any condition or occurrence on any real property of International or any of its Subsidiaries that (A) results in material noncompliance by International or such Subsidiary with any applicable Environmental Law unless such noncompliance could not, individually or when aggregated with all other such non-compliance claims, reasonably be expected to have a Material Adverse Effect; (iii) any condition or occurrence on any real property of International that could reasonably be anticipated to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law unless such restrictions could not, individually or when aggregated with all other such restrictions, reasonably be expected to have a Material Adverse Effect; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any real property of International or any of its Subsidiaries, unless the presence of such Hazardous Materials and the removal or remedial action in response thereto could not, individually or when aggregated with all such other occurrences or events, reasonably be expected to have a Material Adverse Effect. All such notices shall describe in reasonable detail the nature, to the extent known, of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto of International or of its applicable Subsidiary. In addition, International will provide the Bank with copies of all material written communications with any government or governmental agency relating to Environmental Law, all material communications with any government or governmental agency relating to Environmental Claims, and such detailed reports of any Environmental Claim, in each case as they relate to the Mortgaged Properties as may reasonably be requested in writing from time to time by the Bank.

                  Section 6.09. BOOKS AND RECORDS; ACCOUNTING SYSTEMS AND PRINCIPLES. Each Credit Party will keep adequate records and books of account in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of such Credit Party and its Subsidiaries.

                  Section 6.10. OWNERSHIP OF CREDIT PARTIES. International will at all times maintain and cause to be maintained the legal and beneficial ownership of the shares of capital stock of the Credit Parties to be as shown on
EXHIBIT 5.15.

                  Section 6.11. FURTHER ASSURANCES. Each Credit Party shall at its expense, promptly execute and deliver, or cause to be executed and delivered, to the Bank upon reasonable request all such other and further documents, agreements and instruments reasonably required to comply with or accomplish the covenants and agreements of such Credit Party in the Loan Documents to which it is a party.

                  Section 6.12. PERFORMANCE OF LOAN DOCUMENTS. Each Credit Party will perform or cause to be performed all of the terms, covenants, agreements and conditions on its part to be performed under this Agreement and each of the other Loan Documents.

                  Section 6.13. ACTIVITIES OF JOINT VENTURE. Except for Liens and Indebtedness incurred in connection with any project financing as described in SECTIONS 7.02(d) AND 7.09(g), each of the Credit Parties will use its good faith efforts, within the bounds of good business judgment and its legal obligations under or in connection with the Joint Venture Agreements to which it is a party affecting the Joint Ventures, to limit the Indebtedness that may be incurred by, and any liens that may be granted by, said Joint Ventures. To the extent that said Credit Parties are able to do so within the aforesaid bounds, they will encourage said Joint Ventures to minimize the imposition of any of said Indebtedness or the granting of any liens.

                  Section 6.14. DIVIDENDS. To the extent permitted by law, International agrees to take such actions within its power so that each of the Credit Parties will pay, to the extent funds are legally available therefor, dividends of an amount sufficient to allow International to make all required payments of principal or interest due from International hereunder.


                                   ARTICLE VII
                               NEGATIVE COVENANTS

                  So long as any of the Obligations shall remain unpaid or outstanding or the Bank shall have any Commitment, unless the Bank shall otherwise consent in writing, each Credit Party covenants and agrees as to itself, and, to the extent specifically stated, as to its Subsidiaries and each Joint Venture in which it has an interest that:

                  Section 7.01. LIENS. Each Credit Party shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist, whether directly or indirectly, any Lien on or with respect to any of its properties or assets, whether now held or hereafter acquired, except:

                  (a) Liens created pursuant to this Agreement or any other Loan Document or other Liens in favor of the Bank;

                  (b) Liens existing on the Effective Date and set forth on
EXHIBIT 7.01(b);

                  (c) Liens imposed by law, carriers', warehousemen's or mechanics' liens, and Liens to secure claims for labor, material or supplies arising in the ordinary course of business, but only to the extent that payment thereof shall not at the time be due or is being contested in good faith by appropriate proceedings diligently conducted and with respect to which appropriate reserves have been set aside in accordance with GAAP, and so long as the enforcement thereof has been stayed and such Liens do not individually or in the aggregate have a Material Adverse Effect;

                  (d) Deposits or pledges to enable the Credit Parties and their Subsidiaries to exercise any privilege or license, deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts (other than those relating to borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, or in connection with contests, so long as such Liens do not individually or in the aggregate materially impair the value or materially interfere with the use of any property subject thereto or the operation of the usual business of the Credit Party(ies) involved and do not, in the aggregate exceed $1,000,000.00;

                  (e) Liens for taxes, assessments, levies or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which appropriate reserves have been set aside in accordance with GAAP, and so long as the enforcement thereof has been stayed and such Liens do not individually or in the aggregate have a Material Adverse Effect;

                  (f) Liens arising out of judgments or awards against a Credit Party, or any of its Subsidiaries with respect to which such Person shall be in good faith prosecuting an appeal or a proceeding for review, or Liens incurred by a Credit Party, or such Subsidiary for the purpose of obtaining a stay or discharge of any legal proceeding to which such Person is a party, PROVIDED, HOWEVER, nothing herein is intended to waive any Event of Default that may result from any such judgment, award or proceeding under SECTION 8.01(k);

                  (g) Liens consisting of encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines, pipelines and other similar purposes, zoning restrictions, restrictions on the use of real property and minor defects and irregularities in the title thereto, landlord's or lessor's Liens under leases to which a Credit Party, or any of its Subsidiaries is a party and other similar encumbrances, none of which has a Material Adverse Effect;

                  (h) Rights of collecting banks having a right of set off, revocation, refund or chargeback with respect to money or instruments of a Credit Party or any of its Subsidiaries on deposit with or in the possession of such bank;

                  (i)      [Intentionally Omitted]

                  (j) Liens to secure Indebtedness incurred in connection with the purchase of equipment for use in International's day to day office operations not to exceed, in the aggregate during the term hereof, $250,000.00;

                  (k)      Other Permitted Liens;

                  (l) Liens on assets of Proler Environmental Services, Inc. (but not any other Credit Parties) to secure Indebtedness permitted by SECTION 7.02(d) hereof; and

                  (m) Extensions, renewals or replacements of any Lien referred to in the foregoing clauses; PROVIDED, HOWEVER, that no Lien arising or existing as a result of such extension, renewal or replacement shall be extended to cover any property not theretofore subject to the Lien being extended, renewed or replaced so as to violate this Agreement; and FURTHER PROVIDED that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement so as to violate this Agreement.

                  Section 7.02. INDEBTEDNESS. International shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness as defined herein exclusive of those items described in subparagraph (g) of such definition except:

                  (a) Indebtedness of the Credit Parties hereunder and under the other Loan Documents or any other Indebtedness owing to the Bank;

                  (b) Indebtedness set forth in EXHIBIT 5.07 or as set forth in the financial statements referred to in SECTION 5.05;

                  (c) Taxes, assessments or other governmental charges which are not yet delinquent or are being contested in good faith by appropriate action promptly initiated and diligently conducted, and in respect of which adequate reserves shall have been made therefor;

                  (d) Indebtedness, whether in the form of loans, Capital Leases or other forms of Indebtedness, incurred by Proler Environmental Services, Inc., (but not any other Credit Party) in an aggregate original principal amount not to exceed $20,000,000.00, in connection with project financings, PROVIDED such Indebtedness shall be without recourse to any Credit Party other than Proler Environmental Services, Inc.;

                  (e) Indebtedness of International, not to exceed $20,000,000.00, PROVIDED such Indebtedness is subordinate and inferior in all respects (including subsequent to the filing of any petition for relief under the U.S. Bankruptcy Code) to the Obligations on such terms and conditions and in such degree as the Bank shall approve in writing prior to the incurrence thereof, such approval not to be unreasonably withheld; and

                  (f) Extensions, renewals and replacements (but not increases) of any Indebtedness referred to in the foregoing clauses.

                  Section 7.03. FINANCIAL COVENANTS. (a) International shall not permit the ratio of (i) Consolidated Current Assets to (ii) Consolidated Current Liabilities to be less than 1.75 to 1.0 at the end of any fiscal quarter of International, PROVIDED, notwithstanding the definition of Joint Ventures or anything else herein contained, for purposes of this Section 7.03(a) only (but not any other sections or subsections of 7.03), Consolidated Current Assets and Consolidated Current Liabilities shall include that portion of the current assets and current liabilities of the Joint Ventures equal to that portion of the Credit Parties' ownership interest therein.

                  (b) International shall not permit Consolidated Net Worth as of the end of each fiscal quarter, commencing with the fiscal quarter ending January 31, 1996, to be less than $55,000,000.00 plus 50% of Consolidated Net Income (excluding any non-cash writedowns or impairment losses not to exceed $10,000,000.00 in the aggregate at any such time) earned commencing August 1, 1995 and thereafter.

                  (c) International shall not permit EBITDA (i) for the period of the four consecutive fiscal quarters ending April 30, 1996 to be less than $1,000,000.00, (ii) for the period of the four consecutive fiscal quarters ending July 31, 1996 to be less than $1,500,000.00 and (iii) for each fiscal quarter ending thereafter, to be less than $1,500,000.00, based on the results of such quarter and the prior consecutive three fiscal quarters as of the end of each fiscal quarter.

                  Section 7.04. CONSOLIDATION, MERGERS AND ACQUISITIONS; FUNDAMENTAL CHANGES. Except as otherwise provided herein, including, without limitation, as provided in SECTION 7.09(g), International shall not, and shall not permit any of its Subsidiaries, other than actions by Proler Environmental Services, Inc., contemplated under SECTIONS 7.02, 7.09 or 7.11 without the prior written consent of the Bank, to merge or consolidate with or acquire all or any part of the outstanding capital stock or assets of any other Person (other than purchases or other acquisitions of inventory and equipment in the ordinary course of business) or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or suffer a change in ownership directly or indirectly, except that the following shall be permitted:

                  (a) any Credit Party (other than International) may merge into or consolidate with any Credit Party or with any other Subsidiary of any Credit Party, PROVIDED that a Credit Party is the survivor;

                  (b) any Subsidiary of a Credit Party may merge into or consolidate with any other Subsidiary of any Credit Party, PROVIDED, that, if a wholly-owned Subsidiary of a Credit Party is a party to such merger or consolidation, a wholly-owned Subsidiary of a Credit Party is the survivor, and PROVIDED, FURTHER, that if the outstanding shares of stock of a Subsidiary that is a party to such a merger or consolidation are pledged to the Bank under the Pledge Agreement, then the shares of such surviving Subsidiary which are held by any Credit Party or any Subsidiary of a Credit Party shall be pledged to the Bank under the Pledge Agreement; and

                  (c) the dissolution or liquidation of any of (i) Prolerized Steel Corporation, or Gulf Coast Metals, Inc. and (ii) any other Subsidiary which is not a Credit Party if immediately after such dissolution or liquidation of any such other Subsidiary, International and its consolidated Subsidiaries are not less creditworthy in the reasonable opinion of the Bank and provided the Bank has prior written notice thereon.

                  Section 7.05. TRANSACTIONS WITH AFFILIATES. Subject to SECTION
7.16 hereof and the Investments allowed under SECTION 7.09(g), the Credit Parties shall not, and shall not permit any of their Subsidiaries to, enter into, or be a party to, any transaction with any Affiliate (including any Joint Venture) except on terms and conditions as favorable (or more favorable) to such Credit Party or such Subsidiary than would be obtained in a comparable arm's length transaction between unrelated parties, PROVIDED, HOWEVER, that the Credit Parties may deal with any Joint Venture as contemplated by SECTION 7.09(F) or the Joint Venture Agreements or any other joint venture agreements to which they are a party in accordance with past practice or within the bounds of good business judgment.

                  Section 7.06. USE OF PROCEEDS. No proceeds of any Advance shall be used by a Borrower for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any

"margin stock," within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No Borrower shall engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of such Regulation U. No Borrower will permit the proceeds of any Advance to be used for any purpose other than as set forth herein.

                  Section 7.07. COMPLIANCE WITH ERISA. International shall not, and shall not permit any of its Subsidiaries to, (a) terminate any Plan so as to result in any liability to PBGC which could reasonably be expected to have a Material Adverse Effect, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan which would result in a liability for an excise tax or civil penalty in connection therewith which could reasonably be expected to have a Material Adverse Effect, (c) incur or suffer to exist any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived involving any Plan which could reasonably be expected to have a Material Adverse Effect or (d) allow or suffer to exist any event or condition, which presents a material risk of incurring a liability to PBGC by reason of termination of any such Plan which could reasonably be expected to have a Material Adverse Effect.

                  Section 7.08. LIMITATION ON NEGATIVE PLEDGE CLAUSES. The Credit Parties shall not, and shall not permit any of their Subsidiaries to, enter into any agreement with any Person other than the Bank which prohibits or limits the ability of the Credit Parties or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their property, assets or revenues, whether now owned or hereafter acquired, other than any such agreement entered into by Proler Environmental Services, Inc., but not any other Credit Party, in connection with the Indebtedness permitted by SECTION 7.02(d) hereof.

                  Section 7.09. INVESTMENTS. The Credit Parties shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Investments except:

                  (a) Investments existing on the Effective Date and listed on
EXHIBIT 7.09;

                  (b) Investments on terms customary in the industry involved in the form of accounts receivable incurred, and Investments made in settlement of such accounts receivable, all in the ordinary course of business of the Credit Parties and their Subsidiaries;

                  (c)      Permitted Investments;

                  (d) stock or securities received in the settlement of debts (created in the ordinary course of business);

                  (e) travel advances to officers and employees made in the ordinary course of business;

                  (f)      Investments in Joint Ventures; and

                  (g) Investments in the stock or assets of other Persons not to exceed (i) $2,500,000.00 in any one Person or any single transaction, PROVIDED, any such Investment up to $6,000,000.00 shall be permitted if made in or to Proler Environmental Services, Inc. by any other Credit Party for the purpose of funding the construction by Proler Environmental Services, Inc. or a non-Credit Party Affiliate thereof of a gasification plant for which no recourse exists to any other Credit Party or (ii) $6,000,000.00 outstanding with supplemental Investments to maintain such level allowed so long as no more than $6,000,000.00 is invested during any twelve-month period, computed on a rolling four (4) quarter basis, without the prior written approval of the Bank, such approval not to be unreasonably withheld; PROVIDED, that any Investment in or to Proler Environmental Services, Inc. referred to in clause (i) above shall be considered an Investment under this subsection (ii) and shall not serve to increase the total amount allowed in any twelve-month period.

                  Section 7.10. SALE AND LEASEBACK. International shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by International or a Subsidiary of International of real or personal property which has been or is to be sold or transferred by International or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security as such property or rental obligations of International or such Subsidiary, other than leases entered into in connection with any project financed in whole or in part by Indebtedness permitted by SECTION 7.02(D), which together with all other Indebtedness incurred in respect of such project, shall not exceed $20,000,000.00 in the aggregate.

                  Section 7.11. CAPITAL EXPENDITURES. International shall not incur Consolidated Capital Expenditures (exclusive of (A) any Consolidated Capital Expenditures attributable to capital expenditures made by International or Proler Environmental Services, Inc. in connection with any project financed in whole or in part by Indebtedness permitted by SECTIONS 7.02(d), 7.02(e), 7.02(F) or 7.10, which expenditures shall be a part of, and may not exceed the amount permitted by SECTIONS 7.02(d), 7.02(e) or 7.02(f) and (B) exclusive of Investments permitted by SECTION 7.09) in an aggregate amount in excess of $6,000,000.00 for any twelve-month period during the term of this Agreement, computed on a rolling four (4) quarter basis.

                  Section 7.12. LIMITATION ON RESTRICTIONS AFFECTING SUBSIDIARIES. International shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind, on the ability of any such

Subsidiary to (a) pay dividends or make any distributions on its capital stock or joint venture or partnership interests, (b) pay any indebtedness to International or any other Subsidiary of International, (c) make loans or advances to International or any Subsidiary of International or (d) transfer any of its property or assets to International or any Subsidiary of International, other than, in the case of each of the foregoing clauses (a) through (d), any such encumbrance or restriction created by Proler Environmental Services, Inc. in connection with any Indebtedness permitted by SECTION 7.02(d).

                  Section 7.13. RESTRICTED PAYMENTS. Except as contemplated or permitted by the Rights Agreement dated as of February 28, 1996, as amended or modified, International shall not directly or indirectly declare, order, pay, make or set apart any Restricted Payment; PROVIDED, that International may make Restricted Payments in the form of dividends on, and repurchases of, its own capital stock up to a maximum amount of $2,500,000.00 for each twelve-month period, computed on a rolling four (4) quarter basis.

                  Section 7.14. OTHER BUSINESS. The Credit Parties will not engage, and will not permit any of their Subsidiaries to engage, in any lines of business other than the business in which they are engaged on the Effective Date and other activities incidental or related to such business, including, without limitation, lines of business relating to processing, treatment and disposal of waste streams and the sale, use or marketing of products produced in connection therewith or the licensing of technology in connection therewith.

                  Section 7.15. JOINT VENTURE AGREEMENTS. The Joint Venture Agreements shall not be modified, amended, terminated or otherwise affected without the prior written consent of the Bank.

                  Section 7.16. NO TRANSFERS TO AFFILIATES. Other than as permitted by SECTIONS 7.05 and 7.09, the Credit Parties shall not transfer to all of their Affiliates any assets, having a value in excess of $1,000,000 in the aggregate, during the term hereof, unless said transfer is paid for by said Affiliate with cash as of the time of the transfer.


                                  ARTICLE VIII
                              DEFAULT AND REMEDIES
                  Section 8.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing, namely:

                  (a) a Borrower shall fail to pay when due any installment of principal of or interest owed by it on any Advance or other amount due hereunder, under the Notes or any Loan Document to which it is a party; or

                  (b) any other Credit Party shall fail to pay any amount payable to the Bank by such Credit Party hereunder or under any other Loan Document to which it is a party when due thereunder; or

                  (c) International shall fail to comply with or perform any covenant, agreement or condition in ARTICLE VII hereof; or

                  (d) any Credit Party shall fail to perform any other term, covenant or agreement contained herein or in any other Loan Document to which it is a party which failure could reasonably be expected to have a Material Adverse Effect and such failure shall not have been remedied within thirty (30) days after the earlier of (i) the discovery thereof by the Credit Party or (ii) the receipt of written notice thereof by International from the Bank; or

                  (e) any representation or warranty made by any Credit Party in any Loan Document to which it is a party or in any certificate, agreement, instrument or statement contemplated by or delivered pursuant to, or in connection with, any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (f) any Credit Party shall (i) fail to pay any Indebtedness owing to the Bank evidenced by a promissory note, credit agreement or letter of credit application; (ii) fail to pay any other Indebtedness having a principal amount in excess of $250,000.00 (other than the amounts referred to in subsections (a) and (b) of this SECTION 8.01) owing by such Person, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or (iii) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument evidencing, securing or relating to any such Indebtedness, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or to permit the holder or holders of such Indebtedness to accelerate, the maturity of such Indebtedness; or

                  (g) any Loan Document shall (other than with the consent of the Bank), at any time after its execution and delivery and for any reason, cease to be in full force and effect or to provide the Liens contemplated thereby, except for such provisions or Liens that the Bank determines are not material either individually or in the aggregate, or shall be declared to be null and void, or the validity or enforceability thereof or of the Liens contemplated thereby shall be contested by any Credit Party to the Loan Documents or any such Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or

                  (h) any Reportable Event that might constitute grounds for the termination of any Plan, or for the appointment by an appropriate United States district court of a trustee to administer any Plan, shall have occurred and be continuing for at least thirty (30) days, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, and, in any such event, the then-current value of such Plan's benefits guaranteed under Title IV of ERISA at the time shall exceed by more than $270,000.00 the then-current value of such Plan's assets, allocable to such benefits at such time; or

                  (i) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (j) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against such Credit Party under the federal bankruptcy laws as now or hereafter in effect; or

                  (k) a final judgment or order for the payment of money in excess of $270,000.00 (net of acknowledged, uncontested insurance coverage) shall be rendered against any Credit Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment or order by reason of a pending appeal or otherwise, shall not be in effect for any period of thirty
(30) consecutive days; or

                  (l) any single Person shall in a single transaction or a series of related transactions acquire control of more than 51% of International's capital stock;

then, (x) upon the occurrence of any Event of Default described in SECTION 8.01(J) or SECTION 8.01(k), (i) the Commitment shall automatically terminate and
(ii) the unpaid principal amount of and
accrued interest on all Advances together with all other amounts owing by the Credit Parties under this Agreement, the Notes, the other Loan Documents and any other agreement or security document contemplated by or delivered in connection with this Agreement shall automatically become immediately due and payable without, in any case, presentment for payment, further demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by each Borrower, and (y) upon the occurrence of any other Event of Default, the Bank may, by notice to International, (i) declare the Commitment to be terminated, whereupon the same shall forthwith terminate and (ii) declare the entire unpaid principal amount of all Advances, all interest accrued and unpaid thereon and all other amounts payable by any Credit Party under this Agreement, the Notes, the other Loan Documents and any other agreement or security document contemplated by or delivered in connection with this Agreement, to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment for payment, further demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by each Borrower.

                  Section 8.02. SET-OFF IN EVENT OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized, at any time and from time to time, without notice to the Borrowers or any other Credit Party (any such notice being expressly waived by the Credit Party) and to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank or any branch, subsidiary or Affiliate of the Bank to or for the credit or the account of any Credit Party against any and all of the obligations of such Credit Party, now or hereafter existing under this Agreement, the Notes or the other Loan Documents to which each such Credit Party is a party, irrespective of whether or not the Bank shall have made any demand for satisfaction of such Obligations and although such Obligations may be unmatured. The Bank agrees to notify International promptly after any such set-off and application made by the Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of set-off) which the Bank may have hereunder or under any applicable law.


                                   ARTICLE IX
                                  MISCELLANEOUS

                  Section 9.01. AMENDMENTS. No modification, amendment or waiver of any provision of this Agreement (including, without limitation, the Guaranty), the Notes or any other Loan Document, or consent to any departure by any Credit Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and each Credit Party thereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 9.02. NOTICES. All notices, consents, requests, approvals, demands and other communications (collectively, "COMMUNICATIONS") provided for herein and in the other Loan Documents shall be in writing (including telecopied communications) and mailed, telecopied or delivered as follows:

              if to International or any other Credit Party to, or in care of--

                              Proler International Corp.
                              4265 San Felipe, Suite 900
                              Houston, Texas 77027
                              Attention: Steven F. Gilliland
                              Telecopy No.:  (713) 627-2737

              with a copy to:

                              Mayor, Day, Caldwell & Keeton, L.L.P.
                              700 Louisiana, Suite 1900
                              Houston, Texas  77002
                              Attention:  Gail Merel
                              Telecopy No.:  (713) 225-7047

              if to the Bank --

                   Texas Commerce Bank National Association
                              712 Main Street
                              Houston, Texas 77002
                              Attention: Stephen H. Oglesby or Curtis D. Karges Telecopy No.: (713) 236-6004

              with a copy to:

                              Andrews & Kurth L.L.P.
                              4200 Texas Commerce Tower
                              Houston, Texas 77002
                              Attention:  Thomas J. Perich
                              Telecopy No.: (713) 220-4285
or at such other address as the Bank or any Credit Party shall designate in a Communication to each of the other parties hereto. All Communications shall be effective, in the case of written or telecopied communications, three days after being deposited in the mail, or upon the date sent by telecopy or (in the case of Communications which are not mailed or telecopied) when delivered and (if a Communication is sent by telecopy or delivered) receipt thereof is confirmed, respectively, in each case addressed as aforesaid. Notwithstanding the foregoing, all Borrowing Requests shall not be effective until received by the Bank.

                  Section 9.03. COSTS, EXPENSES AND TAXES. The Borrowers agree to pay on demand all reasonable costs and expenses of the Bank in connection with (a) the administration of the Loan Documents and the preparation, execution, delivery, filing, recording and administration of this Agreement, the Advances, the Notes and the other Loan Documents and any other agreements or security documents delivered in connection with or pursuant to any of the Loan Documents, including the reasonable fees and out-of-pocket expenses of Andrews & Kurth L.L.P., counsel for the Bank and any local counsel who may be retained by such counsel, and the cost of any and all appraisals, surveys, environmental audits or studies subject to the limitations of SECTION 6.01(L), title insurance policies and similar items required hereby, (b) all reasonable costs and expenses, if any, incurred by the Bank in connection with the enforcement of this Agreement and the other Loan Documents and any other agreements or security documents executed in connection with or pursuant to any of the Loan Documents, including the reasonable fees and out-of-pocket expenses of counsel for the Bank and any local counsel who may be retained by such counsel, and (c) the reasonable costs and expenses in connection with the custody, preservation, use or operation of, or the sale of, or collection from, or other realization upon the collateral covered by any of the Loan Documents. The agreements of the Borrowers contained in this Section shall survive the termination of the Commitment and the payment of all amounts owing by any Credit Party hereunder or under any of the other Loan Documents.

                  Section 9.04. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Bank and their respective successors and assigns, except that no Credit Party may assign or transfer its respective rights hereunder without the prior written consent of the Bank.

                  Section 9.05. INDEPENDENCE OF COVENANTS. All covenants contained in the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  Section 9.06. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the other Loan Documents, or made in writing by any

Credit Party in connection herewith or therewith, shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents. Any investigation by the Bank shall not diminish in any respect whatsoever its right to rely on such representations and warranties.

                  Section 9.07. SEPARABILITY. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

                  Section 9.08. NO WAIVER; REMEDIES. No failure on the part of the Bank to exercise, and any delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the Notes are cumulative and not exclusive of any remedies provided in any of the other Loan Documents or by law.

                  Section 9.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

                  Section 9.10. GOVERNING LAW. This Agreement, the Notes and, unless otherwise specified therein, all other Loan Documents and all other documents executed in connection herewith or therewith, shall be deemed to be contracts and agreements executed by Credit Parties and the Bank under the laws of the State of Texas and of the United States and for all purposes shall be construed in accordance with, and governed by, the laws of the State of Texas and of the United States. Without limitation of the foregoing, nothing in this Agreement, the Notes or any other Loan Documents shall be deemed to constitute a waiver of any rights which the Bank may have under federal legislation relating to the rate of interest which the Bank may contract for, take, receive, reserve or charge in respect of any Advance or any of the other Obligations. The Bank and the Borrowers further agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are applicable to the determination of the Highest Lawful Rate with respect to the Obligations, the indicated (weekly) rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to the Obligations; PROVIDED, HOWEVER, that to the extent permitted by such Article, the Bank may from time to time by notice from the Bank to the Borrowers revise the election of such interest rate ceiling as such ceiling affects the then current or future balances outstanding under the Notes. The provisions of Chapter 15 of

Subtitle 3 of the said Title 79 do not apply to this Agreement, the Notes or any transactions contemplated by any Loan Document.

                  Section 9.11. LIMITATION ON INTEREST. Each provision in this Agreement, the Notes and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Bank for the use, forbearance or detention of the money to be advanced under this Agreement, the Notes or any other Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in all events be less than that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, no Borrower shall ever be required to pay unearned interest on the Advances or any of the other Obligations or ever be required to pay interest on the Advances or any of the other Obligations at a rate in excess of the Highest Lawful Rate, or if the holder of any of the Advances or any of the other Obligations shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by either or both Borrowers under this Agreement, the Notes and the other Loan Documents to a rate in excess of the Highest Lawful Rate, then
(a) the amount of interest which would otherwise be payable by the Borrowers under this Agreement, the Notes and other Loan Documents shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by a Borrower or any interest paid by a Borrower in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of the applicable Note with the excess thereof, if any, refunded to such Borrower. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Bank under the Notes, this Agreement or the other Loan Documents, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, and shall be made, to the extent permitted by usury laws applicable to the Bank (now or hereafter enacted), by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Obligations evidenced by the Notes all interest at any time contracted for, charged or received by the Bank in connection therewith. If at any time and from time to time, (x) the amount of interest payable to the Bank on any date shall be computed at the Highest Lawful Rate pursuant to this Section and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Bank would be less than the amount of interest payable to the Bank computed at the Highest Lawful Rate, then to the extent permitted by applicable usury law, the amount of interest payable to the Bank in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Bank shall equal the total amount of interest which would have been payable to the Bank if the total amount of interest had been computed without giving effect to this Section.

                  Section 9.12. INDEMNIFICATION. (a) Each of the Borrowers and each other Credit Party agrees to indemnify, defend and hold the Bank, as well as its officers, employees, agents, directors, shareholders, counsels and Affiliates (collectively, "INDEMNIFIED PERSONS") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, penalty, fine, response and remediation cost, stabilization cost, encapsulation cost, treatment, storage or disposal cost, groundwater monitoring or environmental sampling cost or any other reasonable cost or expense (including interest, penalties, reasonable attorneys', experts' or consultants' fees, and disbursements in connection with any investigative, administrative or judicial proceeding and amounts paid in settlement) (collectively, "INDEMNIFIED LIABILITIES") incurred by or asserted against any Indemnified Person arising out of, in any way connected with, or as a result of (i) the execution and delivery of this Agreement and the other Loan Documents, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including the making of the Commitment of the Bank) and consummation of the transactions contemplated hereby and thereby, (ii) the actual or proposed use of the Advances, (iii) any past, present or future violation by a Borrower, any of its respective Subsidiaries, any operator who is not an Indemnified Person of the Mortgaged Properties, or any other Person (other than any Indemnified Person) of any requirement of law, including Environmental Laws, with regard to the ownership, operation, use or occupancy of the Mortgaged Properties occurring at any time prior to the repayment in full of the Advances and the other Obligations, (iv) solely insofar as any of the following arises out of any Mortgaged Property, the past, present or future treatment, storage, disposal, generation, use, transport, movement, migration, presence, release, spill or emission of any pollutants, contaminants, Hazardous Materials, or hazardous or toxic substances or wastes into or onto soil, land, surface water, ground water, watercourses, publicly-owned treatment works, drains, sewer systems, wetlands or septic systems occurring at any time prior to the repayment in full of the Advances and the other Obligations, (v) ownership by the Bank of any real or personal property following rightful foreclosure under the Security Documents, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from the presence or release of any Hazardous Materials in, on or under such property during the period owned, leased or operated by a Borrower or any of its respective Subsidiaries, including, without limitation, losses, liabilities, damages, judgments, claims, deficiencies or expenses which are imposed under Environmental Laws upon Persons by virtue of their ownership, (vi) foreseeable consequential or punitive damages incurred as a result of any matter or claim described above or (vii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Person is a party thereto.

                  (b) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS BUT IN ALL EVENTS SUBJECT TO
SUBPARAGRAPH (C) OF THIS SECTION 9.12, IT IS THE EXPRESS INTENTION OF

EACH BORROWER AND THE OTHER CREDIT PARTIES THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS OR REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH INDEMNIFIED PERSON. THE OBLIGATIONS OF EACH BORROWER AND THE OTHER CREDIT PARTIES UNDER THIS
SECTION 9.12 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE COMMITMENT AND THE REPAYMENT OF THE OBLIGATIONS.

                  (c) Notwithstanding any other provision of this Agreement or any other Loan Document or any other document or instrument, in no event shall any Credit Party be liable in any manner with respect to any or all Indemnified Liabilities to the extent arising from any acts or omissions constituting gross negligence or willful misconduct on the part of any Indemnified Person.

                  (d) With respect to all Indemnified Liabilities relating to any Mortgaged Property or any Hazardous Material or any Environmental Law, notwithstanding any other provision of this Agreement or any other Loan Document or any other document or instrument, no Credit Party shall be liable (x) for any acts of any Indemnified Person or of any Person acting on behalf of or at the direction of any Indemnified Person, or (y) in the event that any Indemnified Person, or any Person acting on behalf of or at the direction of any Indemnified Person, is judicially or administratively determined to be a Person having management participation or otherwise exercising control within the meaning of the Environmental Laws in effect on the date of this Agreement, for any omission of any Indemnified Person or any omission of any Person acting on behalf of, or at the direction of any Indemnified Person, or (z) for any act or omission of any Person occurring from and after the date on which none of the Credit Parties holds title to such Mortgaged Property; PROVIDED, HOWEVER, that this clause (z) shall not release any Credit Party from any liability which it would otherwise have under this subparagraph (d) for conditions arising prior to said date as to which any Indemnified Liability is asserted subsequent to said date.

                  Section 9.13. NOTICE AND DEFENSE OF CLAIMS. (a) The Credit Parties shall give prompt notice to the Bank of:

                  (i) their receipt of any correspondence, demand, notice, order, complaint, notice of violation, assessment, claim or request for information issued pursuant to or under color of any Environmental Laws or which refers to any Hazardous Materials from any federal, state or local governmental authority or from any private party or organization with respect to the Mortgaged Properties, any operator of the Mortgaged Properties or any Credit Party, which, in the reasonable good faith judgment of the Credit Parties, is likely to result in a Material Adverse Effect;

                  (ii) the institution of any claim, suit, action, investigation or administrative or judicial proceeding or action (formal or informal) of which the Credit Parties are aware, brought with regard to the condition, use, ownership, operation, occupancy or maintenance of the Mortgaged Properties under the Environmental Laws or relating to Hazardous Materials which claim, suit, action, investigation or administrative or judicial proceeding or action, in the reasonable good faith judgment of the Credit Parties, is likely to result in a Material Adverse Effect; and

                  (iii) the discovery or detection, of which the Credit Parties are aware, by any Person, of Hazardous Materials on the Mortgaged Properties which, in the reasonable good faith judgment of the Credit Parties, is likely to result in a Material Adverse Effect.

                  (b) The Credit Parties shall retain the exclusive right, at their option, to compromise, settle or defend, at their expense and with their own counsel, any Indemnified Liabilities; PROVIDED, HOWEVER, that the Credit Parties shall provide the Bank with all such copies of documents and pleadings relating to such Indemnified Liabilities as the Bank may reasonably request; PROVIDED, FURTHER, that in the case of any action in which any Indemnified Person is a named party thereto, such counsel retained by the Credit Parties shall be reasonably acceptable to such Indemnified Person. In the case of any such action in which an Indemnified Person is a named party thereto, the Credit Parties, at the request of such Indemnified Person, shall keep such Indemnified Person apprised of all matters relevant to such action and such Indemnified Person shall have the full right, at its own expense, to participate, through counsel or otherwise, in all meetings and proceedings with adverse parties or governmental authorities (other than any confidential meetings unrelated to claims against such Indemnified Person); PROVIDED, HOWEVER, that if any of the Credit Parties give notice in writing to such Indemnified Person that the Credit Parties do not intend, for whatever reason, to defend any such action, then such Indemnified Person may prosecute its own defense or response with its own counsel and the reasonable fees of such counsel shall be at the expense of the Credit Parties for that portion of the action relating to any Indemnified Liabilities if: (x) such Indemnified Person shall prosecute such defense or response diligently and in an appropriate manner and (y) such Indemnified Person, at the request of any of the Credit Parties, shall keep the Credit Parties apprised of all matters relevant to such action; PROVIDED, FURTHER, that in the event that such Indemnified Person does not consent to any settlement or compromise proposed by the parties to such action and acceptable to the Credit Parties, then the liability of the Credit Parties under SECTIONS 9.12 and 9.13 of this Agreement for any Indemnified Liabilities shall not exceed that liability which the Credit Parties would have had if such Indemnified Person had consented to such settlement or compromise.

                  (c) Upon the occurrence of any of the events contemplated by subsection (a) above relating to any Mortgaged Property, the Bank shall have (but need not exercise) the right to retain, at its own expense, consultants and specialists of the Bank's choice to assess the necessity for and appropriateness of the investigation, removal, remediation, encapsulation or other treatment of any Hazardous Materials found on the Mortgaged Properties. If the Bank reasonably determines that any such activities are necessary and appropriate to prevent the occurrence of a Material Adverse Effect, it shall deliver written notice to the Credit Parties of the basis of such determination, describing such activities with reasonable specificity. Upon receipt of such notice, and if such activities are required by law, the Credit Parties will diligently, and in a reasonable manner, undertake and complete such activities to the Bank's reasonable satisfaction, at the Credit Parties' sole expense.

                  (d) The Indemnified Persons shall give prompt written notice to the Credit Parties of any claim against the Indemnified Persons which might give rise to a claim by the Indemnified Persons against the Credit Parties under
SECTION 9.12.

                  Section 9.14. LIMITATION BY LAW. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or any other Loan Document invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                  Section 9.15. INTERPRETATION. (a) In this Agreement, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and VICE VERSA;

                  (ii)     reference to any gender includes each other gender;

                  (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, PROVIDED that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

                  (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

                  (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                  (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                  (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding";

                  (ix) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

                  (x) whenever any accounting computation is required to be made, for purposes hereof, such computation shall be made in accordance with GAAP.

                  (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                  Section 9.16. WAIVER OF TEXAS DECEPTIVE TRADE PRACTICES ACT. EACH CREDIT PARTY HEREBY WAIVES ALL RIGHTS, REMEDIES, CLAIMS, DEMANDS AND CAUSES OF ACTION BASED UPON OR RELATED TO THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT AS DESCRIBED IN SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS & COMMERCE CODE, AS THE SAME PERTAINS OR MAY PERTAIN TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, TO THE MAXIMUM EXTENT THAT SUCH RIGHTS, ETC. MAY LAWFULLY AND EFFECTIVELY BE WAIVED. IN FURTHERANCE OF THIS WAIVER, EACH UNDERSIGNED OBLIGOR UNDER THE LOAN DOCUMENTS HEREBY REPRESENTS AND WARRANTS THAT (A) EACH SUCH CREDIT PARTY HAS ASSETS OF $5,000,000.00 OR GREATER ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GAAP AND HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF A TRANSACTION, (B) EACH SUCH CREDIT PARTY IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE NEGOTIATION, EXECUTION AND DELIVERY OF THE LOAN DOCUMENTS AND (C) NO SUCH CREDIT PARTY CONSIDERS ITSELF TO BE IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE LOAN DOCUMENTS.

                  Section 9.17. RELEASES. EACH CREDIT PARTY HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER THE BANK AND ITS OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT OR FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF (OR THE DATE OF ACTUAL EXECUTION HEREOF BY THE APPLICABLE PERSON OR ENTITY, IF LATER). AS USED HEREIN, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE ARISING OUT OF THIS TRANSACTION, THE TRANSACTION CONTEMPLATED BY ANY PRIOR AGREEMENTS, AND ALL RELATED DOCUMENTS, TRANSACTIONS AND EVENTS.

                  Section 9.18. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                   BORROWERS:

                                                      PROLER INTERNATIONAL CORP.


                                       By:        /s/   MICHAEL F. LOY
                                                        Michael F. Loy
                                                   Vice President - Finance


                                                  JOINT VENTURE OPERATIONS, INC.


                                       By:        /s/   MICHAEL F. LOY
                                                        Michael F. Loy
                                                     Vice President - Finance

                                   GUARANTORS:

                                               PROLER INTERNATIONAL CORP.

                                               PROLERIDE TRANSPORT SYSTEMS, INC.

                                               JOINT VENTURE OPERATIONS, INC.

                                               PROLER RECYCLING, INC.

                                               PROLER INDUSTRIES, INC.

                                               PROLER STEEL, INC.

                                               PROLER POWER MARKETING, INC.

                                               PROLER PROPERTIES INC.

                                               PROLER ENVIRONMENTAL
                                                 SERVICES, INC.



                                       By:    /s/   MICHAEL F. LOY
                                                    Michael F. Loy
                                                Vice President - Finance



                                      BANK:

                                      TEXAS COMMERCE BANK NATIONAL ASSOCIATION


                                       By:    /s/   CURTIS D. KARGES
                                                    Curtis D. Karges
                                                  Senior Vice President